Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment No. 2”) dated as of April 13, 2015, is by and among SPARTON CORPORATION, an Ohio corporation (“Borrower”), the other Loan Parties, the Lenders from time to time a party to the Credit Agreement referred to below, and BMO HARRIS BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Lenders, the Borrower and the other Loan Parties are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of September 11, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders have agreed to the requests on the terms and subject to satisfaction of the conditions contained herein; and

WHEREAS, this Amendment No. 2 shall constitute a Loan Document, these Recitals shall be construed as part of this Amendment No. 2 and capitalized terms used but not otherwise defined in this Amendment No. 2 shall have the meanings ascribed to them in the Credit Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment No. 2, the parties, intending to be bound, hereby agree as follows:

SECTION 1. Amendments. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Annex A hereto.

SECTION 2. Conditions of Effectiveness. This Amendment No. 2 shall become effective as of the date hereof, but only upon receipt by the Administrative Agent of the following:

(a) one or more counterparts of this Amendment No. 2 executed by the Loan Parties, Swing Line Lender, L/C Issuer, the Administrative Agent and the Required Lenders;

(b) if requested by any Lender, the Administrative Agent shall have received for such Lender, such Lender’s Note executed by the Borrowers dated the date hereof and otherwise in compliance with the provisions of Section 1.11 of the Credit Agreement;

(c) receipt of such legal opinions from counsel to the Loan Parties as may be required by Administrative Agent;

(d) a Secretary’s Certificate from each Loan Party, attaching and certifying (i) such Loan Party’s articles of incorporation and bylaws (or comparable organizational documents), as amended, or certifying no change since last delivered to the Administrative Agent and (ii) resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the financing documents to which it is a party and the consummation of the transactions contemplated thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf;

(e) receipt of all fees required to be paid as of the date hereof as set forth in the amended and restated fee letter dated as of the date hereof between the Administrative Agent and the Borrower; and

(f) such other agreements, instruments and other documents as the Administrative Agent may reasonably request.

SECTION 3. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

(a) (i) such Loan Party has all necessary power and authority to execute and deliver this Amendment No. 2 and to perform its obligations hereunder, (ii) this Amendment No. 2 has been duly authorized by all requisite corporate or limited liability company action, as applicable, and constitutes the legal, valid and binding obligations of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable solvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and applicable equitable principles (whether considered in a proceeding at law or in equity), and (iii) neither the execution, delivery or performance by such Loan Party of this Amendment No. 2 (A) violates any material provision of any law or regulation applicable to such Loan Party, or any other decree of any governmental body, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party or Subsidiary is a party or by which such Person or any of its property is bound, (C) results in the creation or imposition of any Lien (other than Liens permitted pursuant to Section 8.8 of the Credit Agreement) upon any Property of such Loan Party, (D) violates or conflicts with the articles of incorporation (or articles of formation), bylaws (or operating agreement), or other organizational documents, as applicable, of such Loan Party, or (E) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained;

(b) No Default or Event of Default shall have occurred or be continuing as of the date hereof; and

(c) As of the date hereof, and after giving effect to this Amendment No. 2 and the transactions contemplated hereby, the representations and warranties of the Loan Parties contained in the Credit Agreement and other Loan Documents are true and correct on and as of

2

the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date, in which case each such representation or warranty shall have been true and correct on and as of such earlier date.

SECTION 4. Reference to, and Effect on, Loan Documents.

(a) Fees and Expenses. The Borrower agrees to pay, on demand, in accordance with Section 13.15 of the Credit Agreement, all costs and expenses of, or incurred by, the Administrative Agent, including but not limited to reasonable attorneys’ fees and costs in connection with the preparation, execution and delivery of this Amendment No. 2.

(b) Ratification of Loan Documents. Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect. Notwithstanding anything contained herein, the terms of this Amendment No. 2 are not intended to and do not effect a novation of the Credit Agreement or any other Loan Document. Each of the Loan Parties hereby ratifies and reaffirms each of the terms and conditions of the Loan Documents to which it is a party and all of its obligations thereunder.

(c) No Waiver. The execution, delivery and effectiveness of this Amendment No. 2 shall not operate as a waiver of any Default or Event of Default whether now existing or hereafter arising or of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, under any of the other Loan Documents or under applicable law.

(d) References. Upon the effectiveness of this Amendment No. 2, each reference in (i) the Credit Agreement to “this Agreement,” “this Credit Agreement,” “hereunder,” “hereof” or words of similar import and (ii) any other Loan Document to “the Credit Agreement” or words of similar import shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby. Upon the effectiveness of this Amendment No. 2, each reference to the Loan Documents in the Credit Agreement shall include this Amendment No. 2.

SECTION 5. Miscellaneous.

(a) Successors and Assigns. This Amendment No. 2 shall be binding on the Loan Parties and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.

(b) Entire Agreement. This Amendment No. 2 constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

(c) Headings. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.

(d) Severability. Wherever possible, each provision of this Amendment No. 2 shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment No. 2 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment No. 2.

3

(e) Counterparts. This Amendment No. 2 may be executed in any number of separate original counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by facsimile, “pdf” or other form of electronic delivery shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

(Signature Pages Follow)

4

(Signature Page to Amendment No. 2)

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have duly executed this Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement as of the date first above written.

BORROWER:	SPARTON CORPORATION, an Ohio corporation

	By:	/s/ Michael Osborne
Michael Osborne
Senior Vice President

(Signature Page to Amendment No. 2)

GUARANTORS:	SPARTRONICS, INC., a Michigan corporation

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON TECHNOLOGY, INC., a New Mexico corporation

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON DELEON SPRINGS, LLC, a Florida limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON MEDICAL SYSTEMS, INC., a Michigan corporation

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

(Signature Page to Amendment No. 2)

GUARANTORS:	SPARTON MEDICAL SYSTEMS COLORADO, LLC, a Colorado limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON BP MEDICAL DENVER, LLC, a Delaware limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON ONYX HOLDINGS, LLC, a Delaware limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON ONYX, LLC, a South Dakota limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

RESONANT POWER TECHNOLOGY, INC., a Wisconsin corporation

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

(Signature Page to Amendment No. 2)

GUARANTORS:	SPARTON AUBREY GROUP, INC., a California corporation

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON BROOKSVILLE, LLC, a Delaware limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON AYDIN, LLC, a Delaware limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON BECKWOOD, LLC, a Delaware limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

BECKWOOD SERVICES, INC., a New Hampshire corporation

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

(Signature Page to Amendment No. 2)

GUARANTORS:	SPARTON eMT, LLC, a Delaware limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON IRVINE, LLC, a California limited liability company

	By:	/s/ Steve Korwin
Steve Korwin
Vice President

SPARTON IED, LLC, a Delaware limited liability company

	By:	/s/ Michael Osborne
Michael Osborne
President

SPARTON DESIGN SERVICES, LLC, a Delaware limited liability company

	By:	/s/ Michael Osborne
Michael Osborne
President

REAL TIME ENTERPRISES, INC., a New York corporation

	By:	/s/ Michael Osborne
Michael Osborne
Vice President

(Signature Page to Amendment No. 2)

ADMINISTRATIVE AGENT:	BMO HARRIS BANK N.A., as Administrative Agent

	By:	/s/ John Raske
John Raske
Managing Director

(Signature Page to Amendment No. 2)

LENDER, SWING LINE LENDER AND L/C ISSUER:	BMO HARRIS BANK N.A.

	By:	/s/ John Raske
John Raske
Managing Director

(Signature Page to Amendment No. 2)

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Adam Gelfeld
	Name:	Adam Gelfeld
	Title:	SVP

(Signature Page to Amendment No. 2)

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Brian Haldane
	Name:	Brian Haldane
	Title:	Vice President

(Signature Page to Amendment No. 2)

LENDER:	SUNTRUST BANK

	By:	/s/ Lisa Garling
	Name:	Lisa Garling
	Title:	Director

(Signature Page to Amendment No. 2)

LENDER:	FIFTH THIRD BANK

	By:	/s/ Jeffrey N. Bobis
	Name:	Jeffrey N. Bobis
	Title:	Vice President

(Signature Page to Amendment No. 2)

LENDER:	ASSOCIATED BANK, N.A.

	By:	/s/ Steven Sorres
	Name:	Steven Sorres
	Title:	Assistant Vice President

(Signature Page to Amendment No. 2)

LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Brian P. Fox
Brian P. Fox
Vice President

(Signature Page to Amendment No. 2)

LENDER:	WINTRUST BANK

	By:	/s/ Ted Dunn
	Name:	Ted Dunn
	Title:	Commercial Banking Officer

ANNEX A

Amended Credit Agreement

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

DATED AS OF SEPTEMBER 11, 2014

AMONG

SPARTON CORPORATION AND THE OTHER BORROWERS PARTY HERETO,

THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

AND

BMO HARRIS BANK N.A.,

AS ADMINISTRATIVE AGENT,

AND

US BANK NATIONAL ASSOCIATION,

BANK OF AMERICA, N.A.

AND

SUNTRUST BANK,

AS SYNDICATION AGENTS

BMO CAPITAL MARKETS, AS SOLE LEAD ARRANGER AND SOLE BOOK RUNNER

TABLE OF CONTENTS

PAGE

SECTION 1. THE CREDIT FACILITIES		~~1~~2

Section 1.1	(a) Revolving Credit Commitments	~~1~~2
Section 1.2	Reserved	2
Section 1.3	Letters of Credit	2
Section 1.4	Applicable Interest Rates	~~6~~7
Section 1.5	Minimum Borrowing Amounts; Maximum ~~Eurodollar~~Eurocurrency Loans	~~7~~9
Section 1.6	Manner of Borrowing Loans and Designating Applicable Interest Rates	10
Section 1.7	Swing Loans	~~10~~13
Section 1.8	Maturity of Loans	~~11~~15
Section 1.9	~~Optional~~Prepayments	~~12~~15
Section 1.10	Default Rate	~~12~~16
Section 1.11	Evidence of Indebtedness	~~13~~17
Section 1.12	Funding Indemnity	~~13~~17
Section 1.13	Commitment Terminations	~~14~~18
Section 1.14	Substitution of Lenders	~~14~~18
Section 1.15	Defaulting Lenders	~~15~~19
Section 1.16	Joint and Several	~~15~~20
Section 1.17	Borrower Representative	~~16~~21
Section 1.18	Incremental Commitment Increases	~~17~~21

SECTION 2. FEES		~~19~~23

Section 2.1	Fees	~~19~~23

SECTION 3. PLACE AND APPLICATION OF PAYMENTS		~~20~~24

Section 3.1	Place and Application of Payments	~~20~~24
Section 3.2	Account Debit	~~21~~26

SECTION 4. GUARANTIES AND COLLATERAL		~~21~~26

Section 4.1	Guaranties	~~21~~26
Section 4.2	Collateral	~~22~~26
Section 4.3	Liens on Real Property	~~22~~27
Section 4.4	Further Assurances	~~23~~27

SECTION 5. DEFINITIONS; INTERPRETATION		~~23~~28

Section 5.1	Definitions	~~23~~28
Section 5.2	Interpretation	~~46~~56
Section 5.3	Change in Accounting Principles	~~46~~56

SECTION 6. REPRESENTATIONS AND WARRANTIES		~~46~~57

i

PAGE
Section 6.1	Organization and Qualification	~~47~~57
Section 6.2	Subsidiaries	~~47~~57
Section 6.3	Authority and Validity of Obligations	~~47~~57
Section 6.4	Use of Proceeds; Margin Stock	~~48~~58
Section 6.5	Financial Reports	~~48~~58
Section 6.6	No Material Adverse Change	~~48~~59
Section 6.7	Full Disclosure	~~48~~59
Section 6.8	Trademarks, Franchises, and Licenses	~~49~~59
Section 6.9	Governmental Authority and Licensing	~~49~~59
Section 6.10	Good Title	~~49~~59
Section 6.11	Litigation and Other Controversies	~~49~~59
Section 6.12	Taxes	~~49~~60
Section 6.13	Approvals	~~50~~60
Section 6.14	Affiliate Transactions	~~50~~60
Section 6.15	Investment Company	~~50~~60
Section 6.16	ERISA	~~50~~60
Section 6.17	Compliance with Laws	~~50~~60
Section 6.18	OFAC	~~51~~61
Section 6.19	Other Agreements	~~51~~62
Section 6.20	Solvency	~~51~~62
Section 6.21	No Default	~~51~~62
Section 6.22	No Broker Fees	~~51~~62
Section 6.23	Reserved	~~52~~62
Section 6.24	Security Interest in Collateral	~~52~~62
Section 6.25	Common Enterprise	~~52~~62
Section 6.26	Subordinated Debt	~~52~~63

SECTION 7. CONDITIONS PRECEDENT		~~52~~63

Section 7.1	All Credit Events	~~52~~63
Section ~~7.2~~7.1	Initial Credit Event	~~53~~64

SECTION 8. COVENANTS		~~55~~65

Section 8.1	Maintenance of Business	~~55~~65
Section 8.2	Maintenance of Properties	~~55~~66
Section 8.3	Taxes and Assessments	~~55~~66
Section 8.4	Insurance	~~55~~66
Section 8.5	Financial Reports	~~56~~66
Section 8.6	Inspection	~~58~~68
Section 8.7	Indebtedness	~~58~~68
Section 8.8	Liens	~~59~~70
Section 8.9	Investments	~~60~~71
Section 8.10	Mergers, Consolidations and Sales	~~62~~73
Section 8.11	Maintenance of Subsidiaries	~~63~~74
Section 8.12	Dividends and Certain Other Restricted Payments	~~63~~74
Section 8.13	ERISA	~~64~~75
Section 8.14	Compliance with Laws	~~64~~75

PAGE
Section 8.15	Compliance with OFAC Sanctions Programs	~~65~~76
Section 8.16	Burdensome Contracts With Affiliates	~~65~~76
Section 8.17	No Changes in Fiscal Year	~~66~~76
Section 8.18	Formation of Subsidiaries	~~66~~77
Section 8.19	Change in the Nature of Business	~~66~~77
Section 8.20	Use of Proceeds	~~66~~77
Section 8.21	No Restrictions	~~66~~77
Section 8.22	Subordinated Debt	~~66~~77
Section 8.23	Financial Covenants	~~66~~78
Section 8.24	Reserved	~~67~~78
Section 8.25	Cash Management	~~67~~78
Section 8.26	Limitations on Dormant Subsidiaries	~~67~~78

SECTION 9. EVENTS OF DEFAULT AND REMEDIES		~~67~~79

Section 9.1	Events of Default	~~67~~79
Section 9.2	Non-Bankruptcy Defaults	~~69~~80
Section 9.3	Bankruptcy Defaults	~~70~~81
Section 9.4	Collateral for Undrawn Letters of Credit	~~70~~81
Section 9.5	Notice of Default	~~71~~82

SECTION 10. CHANGE IN CIRCUMSTANCES		~~71~~82

Section 10.1	Change of Law	~~71~~82
Section 10.2	Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR ~~71~~or CDOR	83
Section 10.3	Increased Cost and Reduced Return	~~72~~83
Section 10.4	Lending Offices	~~73~~84
Section 10.5	Discretion of Lender as to Manner of Funding	~~73~~85

SECTION 11. THE ADMINISTRATIVE AGENT		~~74~~85

Section 11.1	Appointment and Authorization of Administrative Agent	~~74~~85
Section 11.2	Administrative Agent and its Affiliates	~~74~~85
Section 11.3	Action by Administrative Agent	~~74~~85
Section 11.4	Consultation with Experts	~~75~~86
Section 11.5	Liability of Administrative Agent; Credit Decision	~~75~~86
Section 11.6	Indemnity	~~75~~87
Section 11.7	Resignation of Administrative Agent and Successor Administrative Agent	~~76~~87
Section 11.8	L/C Issuer and Swing Line Lender	~~76~~88
Section 11.9	Bank Product Arrangements	~~77~~88
Section 11.10	Designation of Additional Agents	~~78~~89
Section 11.11	Authorization to Release or Subordinate or Limit Liens	~~78~~89
Section 11.12	Authorization to Enter into, and Enforcement of, the Collateral Documents	~~78~~90

SECTION 12. THE GUARANTEES		~~79~~90

PAGE
Section 12.1	The Guarantees	~~79~~90
Section 12.2	Guarantee Unconditional	~~79~~91
Section 12.3	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances	~~80~~91
Section 12.4	Subrogation	~~80~~92
Section 12.5	Waivers	~~81~~92
Section 12.6	Limit on Recovery	~~81~~92
Section 12.7	Stay of Acceleration	~~81~~92
Section 12.8	Benefit to Guarantors	~~81~~92
Section 12.9	Guarantor Covenants	~~81~~92
Section 12.10	Keepwell	~~81~~93

SECTION 13. MISCELLANEOUS		~~81~~93

Section 13.1	Withholding Taxes	~~81~~93
Section 13.2	No Waiver, Cumulative Remedies	~~84~~95
Section 13.3	Non-Business Days	~~84~~95
Section 13.4	Documentary Taxes	~~84~~95
Section 13.5	Survival of Representations	~~84~~95
Section 13.6	Survival of Indemnities	~~84~~96
Section 13.7	Sharing of Set-Off	~~85~~96
Section 13.8	Notices	~~85~~96
Section 13.9	Counterparts	~~86~~97
Section 13.10	Successors and Assigns	~~86~~97
Section 13.11	Participants	~~86~~97
Section 13.12	Assignments	~~86~~98
Section 13.13	Amendments	~~89~~100
Section 13.14	Headings	~~89~~101
Section 13.15	Costs and Expenses; Indemnification	~~89~~101
Section 13.16	Set-off	~~91~~102
Section 13.17	Entire Agreement	~~91~~103
Section 13.18	Governing Law	~~91~~103
Section 13.19	Severability of Provisions	~~91~~103
Section 13.20	Excess Interest	~~92~~103
Section 13.21	Construction	~~92~~104
Section 13.22	Each Lender’s and L/C Issuer’s Obligations Several	~~92~~104
Section 13.23	Submission to Jurisdiction; Waiver of Jury Trial	~~93~~104
Section 13.24	USA Patriot Act Notice	~~93~~104
Section 13.25	Confidentiality	~~93~~104
Section 13.26	Currency	105
Section 13.27	Effect of Amendment and Restatement	~~94~~105

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT C	—	Notice of Continuation/Conversion
EXHIBIT D-1	—	Revolving Note
EXHIBIT D-2	—	Swing Note

EXHIBIT E	—	Compliance Certificate
EXHIBIT F	—	Joinder Agreement
EXHIBIT G	—	Assignment and Acceptance
SCHEDULE I	—	Commitments
SCHEDULE II	—	List of Authorized Representatives
SCHEDULE 6.2	—	Subsidiaries
SCHEDULE 6.17	—	Environmental Matters
SCHEDULE 8.7	—	Existing Indebtedness
SCHEDULE 8.8	—	Existing Liens
SCHEDULE 8.9	—	Existing Investments
SCHEDULE 8.26	—	Activities of Dormant Subsidiaries
SCHEDULE 13.26	—	Reaffirmed Loan Documents

v

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This Amended and Restated Credit and Guaranty Agreement is entered into as of September 11, 2014, by and among SPARTON CORPORATION, an Ohio corporation (the “Parent”; and collectively with each other Person that becomes a “Borrower” hereunder pursuant to a Joinder Agreement, the “Borrowers” and each, individually, a “Borrower”), the direct and indirect Subsidiaries of the Borrowers from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and BMO Harris Bank N.A., in its capacity as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

PRELIMINARY STATEMENT

A. Parent, the other Loan Parties, the Administrative Agent and certain of the Lenders (the “Existing Lenders”) are currently parties to that certain Credit and Guaranty Agreement dated as of the November 15, 2012 (as heretofore amended, the “Existing Credit Agreement”), pursuant to which Administrative Agent and Existing Lenders made available to Parent and the other Loan Parties designated as “Borrowers” therein (collectively, the “Existing Borrowers”) certain loans and other extensions of credit.

B. The Loan Parties desire to amend and restate the Existing Credit Agreement and certain other documents executed in connection therewith, to, among other things, provide for an increase in the Revolving Credit Commitment, and an extension of the final maturity date with respect thereto.

C. On the Restatement Closing Date (as hereinafter defined), (i) certain new Lenders will become party hereto and the Commitments will be amended and reallocated to the Lenders as set forth on Schedule I hereto, and (ii) each of the Existing Borrowers (other than Parent) shall cease to be a Borrower and shall, instead, be a Guarantor under this Agreement.

D. It is the intention of the parties to this Agreement that upon the Restatement Closing Date, the Existing Credit Agreement shall be amended and restated by this Agreement; provided however, the obligations to repay the loans and other obligations arising under the Existing Credit Agreement shall continue in full force and effect, and the Liens securing payment thereof shall be continuing but shall then be governed by the terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Credit Agreement as follows:

SECTION 1. THE CREDIT FACILITIES.

Section 1.1(a) Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars and Alternative Currencies to the Borrowers from time to time on a revolving basis in an aggregate outstanding Original Dollar Amount up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. ~~The sum of~~Neither the aggregate ~~principal amount of~~Original Dollar Amount nor the U.S. Dollar Equivalent of all Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall ~~not~~exceed the Revolving Credit Commitments in effect at such time. Neither the aggregate Original Dollar Amount nor the U.S. Dollar Equivalent of all Revolving Loans and L/C Obligations denominated in Alternative Currencies shall exceed the Alternative Currency Sublimit in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the Borrower Representative may elect that each Borrowing of Revolving Loans be either Base Rate Loans or ~~Eurodollar~~Eurocurrency Loans; provided, that Revolving Loans made in Alternative Currencies shall be Eurocurrency Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

Section 1.2 Reserved.

Section 1.3 Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a “Letter of Credit”) for the account of any Borrower or for the account of any Borrower and/or one or more of its Subsidiaries in ~~an aggregate undrawn face amount up to the L/C Sublimit~~U.S. Dollars or an Alternative Currency; provided that, (a) the L/C Obligations shall not exceed the L/C Sublimit, and (ii) neither the aggregate Original Dollar Amount nor the U.S. Dollar Equivalent of all Revolving Loans and L/C Obligations denominated in Alternative Currencies shall exceed the Alternative Currency Sublimit in effect at such time. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

(b) Applications. At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower Representative, issue one or more Letters of Credit in U.S. Dollars or an Alternative Currency, in a form satisfactory to the L/C Issuer, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the applicable Borrower and, if such Letter of Credit is for the account of any Subsidiary of a Borrower, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Each Letter of Credit will have an expiration date no later than the earlier of (i) 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or (ii) thirty (30) days prior to the Revolving Credit Termination Date unless such Letter of Credit is Cash Collateralized as hereinafter provided in which case such Letter of Credit shall expire no later than the date that is thirty (30) days prior to the first anniversary of the Revolving Credit Termination Date. If any Letter of Credit is outstanding for any reason on the Revolving Credit Termination Date, the Borrowers shall deliver to the Administrative Agent on or prior to the Revolving Credit Termination Date Cash Collateral to be held and applied in accordance with Section 9.4 hereof. Notwithstanding anything contained in any Application to the contrary: (i) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in this Section or in Section 1.15 hereof, unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrowers of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrowers’ obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrowers hereby promise to pay) from and after the date such drawing is paid at a rate per annum equal to (x) if such Letter of Credit is denominated in U.S. Dollars, the sum of the Applicable Margin plus the Base Rate from time to time in effect ~~(computed on the basis of a year of 360 days, and the actual number of days elapsed)~~, or (y) if such Letter of Credit is denominated in an Alternative Currency, the sum of the Applicable Margin plus the Eurocurrency Rate for Eurocurrency Loans denominated in such Alternative Currency. If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended, unless the Administrative Agent or the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give Borrower Representative notice that the expiration date of such Letter of Credit will not be extended beyond its then scheduled expiration date before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the date which is thirty (30) days prior to the Revolving Credit Termination Date (or, to the extent Cash Collateralized as set forth above, thirty (30) days prior to the first anniversary of the Revolving Credit Termination Date), (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower Representative subject to the conditions of Section 7 hereof and the other terms of this Section 1.3. Notwithstanding anything contained herein to the contrary, the L/C Issuer shall be under no obligation to issue, extend or amend any Letter of Credit if a default of any Lender’s obligations to fund under Section 1.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements with the Borrowers or such Lender satisfactory to the L/C Issuer to eliminate the L/C Issuer’s risk with respect to such Lender. Notwithstanding the foregoing, the LC Issuer may issue one or more Letters of Credit in U.S. Dollars with an expiration date which is later than the date otherwise permitted by this Section 1.3 but not later than the sixth anniversary of the scheduled Revolving Credit Termination Date; provided that (a) the aggregate outstanding amount of the L/C Obligations with respect to all such Letters of Credit shall not at any time exceed One

Million Five Hundred Thousand Dollars ($1,500,000) and (b) Borrowers shall Cash Collateralize all such Letters of Credit on or prior to the Revolving Credit Termination Date (or such earlier date as may be requested by the LC Issuer or the Administrative Agent during the existence of an Event of Default).

(c) The Reimbursement Obligations. Subject to Section 1.3(b) hereof, the obligation of the Borrowers to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except (i) that reimbursement ~~shall be made~~by the Borrowers of draws or other payments made by the L/C Issuer under a Letter of Credit denominated in U.S. Dollars shall be made in U.S. Dollars in immediately available funds, (ii) the reimbursement by the Borrowers of draws or other payments made by the L/C Issuer under a Letter of Credit denominated in an Alternative Currency shall be made by payment in U.S. Dollars of the U.S. Dollar Equivalent, calculated on the date the L/C Issuer paid such draw or other payment, of the amount paid by the L/C Issuer pursuant to such drawing or other payment, or if the L/C Issuer shall elect by notice to the Borrower Representative, the Alternative Currency which was paid by the L/C Issuer pursuant to such drawing or other payment in such funds then customary for the settlement of international transactions in such currency and (iii) reimbursement shall be made (A) if such Letter of Credit is issued in U.S. Dollars, by no later than 12:00 Noon (Chicago time) on the date when each drawing or other payment by the L/C Issuer is to be paid if the Borrower Representative has been informed of such drawing or other payment by the L/C Issuer on or before 11:00 a.m. (Chicago time) on the date when such drawing ~~is to be paid or, if notice of such drawing is given to the Borrower Representative after 11:00 a.m. (Chicago time) on the date when such drawing is to be paid, by no later than 12:00 Noon (Chicago time) on the following Business Day, in immediately available funds~~or other payment by the L/C Issuer is to be paid or, if notice of such drawing or other payment made by the L/C Issuer is given to the Borrower Representative after 11:00 a.m. (Chicago time) on the date when such drawing or other payment by the L/C Issuer is to be paid, by the end of such day, at the Administrative Agent’s principal office in Chicago, Illinois~~,~~ or such other office as the Administrative Agent may designate in writing to the Borrower Representative (~~who~~and the Administrative Agent shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds) and (B) if such Letter of Credit is denominated in an Alternative Currency, to such local office as the Administrative Agent has previously specified, by no later than 12:00 Noon (local time) on the date when each drawing or other payment by the L/C Issuer is to be paid if the Borrower Representative has been informed of such drawing or other payment by the L/C Issuer on or before 11:00 a.m. (local time) on the date when such drawing or other payment is to be paid or, if notice of such drawing or other payment made by the L/C Issuer is given to the Borrower Representative after 11:00 a.m. (local time) on the date when such drawing or other payment is to be paid, by the end of such day (and the Administrative Agent shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrowers do not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(e) below.

(d) Obligations Absolute. The Borrowers’ obligation to reimburse L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined in a final, non-appealable judgment by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e) The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrowers to pay any Reimbursement Obligation at the time required on the date the related drawing or other payment is to be paid, as set forth in Section 1.3(c) above, or if the L/C Issuer is required at any time to return to the Borrowers or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver

Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, (x) if such Letter of Credit is denominated in U.S. Dollars or if the L/C Issuer requests reimbursement for draws or other payments made by the L/C Issuer under such Letter of Credit in U.S. Dollars, the Federal Funds Rate for each such day, and (y) if such Letter of Credit is denominated in an Alternative Currency and the L/C Issuer requests reimbursement for draws or other payments made by the L/C Issuer under such Letter of Credit in an Alternative Currency, at the cost to the Administrative Agent of funding such amount and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, (x) if such Letter of Credit is denominated in U.S. Dollars or if the L/C Issuer requests reimbursement for draws or other payments made by the L/C Issuer under such Letter of Credit in U.S. Dollars, the Base Rate in effect for each such day, and (y) if such Letter of Credit is denominated in an Alternative Currency, the rate established by Section 1.4(b) hereof for Eurocurrency Loans denominated in such Alternative Currency. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.3 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct, as determined in a final, non-appealable judgment by a court of competent jurisdiction) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(f) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(g) Manner of Requesting a Letter of Credit. The Borrower Representative shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the applicable Borrower or the applicable Subsidiary of any Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

(h) Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of a L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(i) Place and Application of Payments in Alternative Currency. Notwithstanding anything herein to the contrary, all payments of principal and interest on a Reimbursement Obligation to be made in an Alternative Currency shall be made by no later than 9:00 a.m. local time at the place of payment (or such earlier local time as is necessary for such funds to be received and transferred to the L/C Issuer for same day value on the date the relevant Reimbursement Obligation is due) to such office as the Administrative Agent has previously specified. Any payments received by the Administrative Agent after such time shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in such Alternative Currency in such funds then customary for settlement of international transactions in such currency.

Section 1.4 Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a ~~Eurodollar~~Eurocurrency Loan denominated in U.S. Dollars, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrowers on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

~~“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest announced by BMO Harris from time to time as its prime rate for such day (with any change in such rate announced by BMO Harris taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR Quoted Rate plus 1.00%. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate~~

~~per annum equal to (A) ICE LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (B) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by such other authoritative source (as is selected by Administrative Agent in its sole reasonable discretion) to major banks in the London interbank Eurodollar market at their request at the date and time of determination divided by (ii) one (1) minus the Eurodollar Reserve Percentage. Notwithstanding the foregoing, if the LIBOR Quoted Rate shall be less than zero for any period, the LIBOR Quoted Rate shall be deemed to be zero for such period.~~

(b) ~~Eurodollar~~Eurocurrency Loans. Each ~~Eurodollar~~Eurocurrency Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding ~~(computed on the basis of a year of 360 days and actual days elapsed)~~ on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the ~~Adjusted LIBOR~~Eurocurrency Rate applicable for such Interest Period, payable by the Borrowers on each Interest Payment Date and at maturity (whether by acceleration or otherwise). Interest on all Eurocurrency Loans shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest on Eurocurrency Loans denominated in British Pounds Sterling, which shall be calculated for actual days elapsed on the basis of a 365-day year and interest on Eurocurrency Loans denominated in Canadian Dollars, which shall be calculated for actual days elapsed on the basis of a 365/366-day year.

~~“Adjusted LIBOR” means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:~~

~~Adjusted LIBOR~~	~~=~~	~~LIBOR~~
~~1—Eurodollar Reserve Percentage~~

~~“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Adjusted LIBOR for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.~~

~~“LIBOR” means, for such Interest Period, the rate per annum equal to the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making the LIBOR Rate available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for~~

~~delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by such other authoritative source (as is selected by Administrative Agent in its sole reasonable discretion) to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, if LIBOR shall be less than zero for any period, LIBOR shall be deemed to be zero for such period.~~

(c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations ~~hereunder~~, and its determination thereof shall be conclusive and binding except in the case of manifest error.

(d) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a three hundred sixty (360) day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by three hundred sixty (360) or such other period of time, respectively.

(e) Original Dollar Amount and U.S. Dollar Equivalent. The Administrative Agent shall determine the Original Dollar Amount and U.S. Dollar Equivalent of Loans and Letters of Credit denominated in Alternative Currencies, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan denominated in an Alternative Currency shall be determined effective as of the first day of the Interest Period applicable to such Loan. The Original Dollar Amount of each Letter of Credit shall be determined on the date of issuance; provided, however, that the Original Dollar Amount of a Reimbursement Obligation shall be calculated on the date of the L/C Issuer’s payment of the drawing or other payment giving rise to such Reimbursement Obligation. The U.S. Dollar Equivalent of Loans and Letters of Credit denominated in Alternative Currencies shall be re-determined on the last day of each calendar month occurring after the making of such Loan or the issuance of such Letter of Credit and on any other Business Day elected by the Administrative Agent in its discretion or upon written instruction from the Required Lenders.

Section 1.5 Minimum Borrowing Amounts; Maximum ~~Eurodollar~~Eurocurrency Loans. Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $100,000. Each Borrowing of ~~Eurodollar~~Eurocurrency Loans advanced, continued or converted under a Credit shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $500,000. Without the Administrative Agent’s consent, there shall not be more than five (5) Borrowings of ~~Eurodollar~~Eurocurrency Loans outstanding hereunder at any one time.

Section 1.6 Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a) ~~Section 1.6 Manner of Borrowing Loans and Designating Applicable Interest Rates. (a)~~Notice to the Administrative Agent. The Borrower Representative shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least four (4) Business Days before the date on which the Borrower Representative requests the Lenders to advance a Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) at least three (3) Business Days before the date on which the ~~Borrowers request~~Borrower Representative requests the Lenders to advance a Borrowing of ~~Eurodollar~~Eurocurrency Loans denominated in U.S. Dollars and (~~ii~~iii) on the date the ~~Borrowers request~~Borrower Representative requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower Representative may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of ~~Eurodollar~~Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the ~~Borrowers~~Borrower Representative may continue part or all of such Borrowing as ~~Eurodollar~~Eurocurrency Loans or, if such Eurocurrency Loan is denominated in U.S. Dollars convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the ~~Borrowers~~Borrower Representative may convert all or part of such Borrowing into ~~Eurodollar~~Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Borrower Representative. The Borrower Representative shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of ~~Eurodollar~~Eurocurrency Loans denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into ~~Eurodollar~~Eurocurrency Loans denominated in U.S. Dollars must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency must be given no later than 12:00 Noon (Chicago time) at least four (4) Business Days before the requested continuation. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of ~~Eurodollar~~Eurocurrency Loans, the currency and the Interest Period applicable thereto. Upon notice to the Borrower Representative by the Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 9.1(j) or 9.1(k) hereof with respect to any Loan Party or any Subsidiary of any Loan Party, without notice), no Borrowing of ~~Eurodollar~~Eurocurrency Loans shall be advanced, continued, or created by conversion if any Default or Event of Default then exists. Each of the Borrowers agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower Representative received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make ~~Eurodollar~~Eurocurrency Loans, the Administrative Agent shall give notice to the Borrower Representative and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination and, if such Borrowing is denominated in an Alternative Currency, shall give notice by such means to the Borrower Representative and each Lender of the Original Dollar Amount thereof.

(c) Borrower’s Failure to Notify; Automatic Continuations and Conversions. If the ~~Borrowers fail~~Borrower Representative fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of ~~Eurodollar~~Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 1.6(a), and such Borrowing is not prepaid in accordance with Section 1.9(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. ~~In the event the Borrowers fail~~If the Borrower Representative fails to give notice pursuant to Section 1.6(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.6(a) and has not notified the Administrative Agent within the period required by Section 1.9(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month. In the event the Borrower fails to give notice pursuant to Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation denominated in U.S. Dollars and has not notified the Administrative Agent by 12:00 ~~noon~~Noon (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit (or, at the option of the Swing Line Lender, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

(d) Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising its pro rata share of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), except that if such Borrowing is denominated in an Alternative Currency, each Lender shall, subject to Section 7, make available its Loan comprising part of such Borrowing at such office as the Administrative Agent has previously specified in a notice to each Lender, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrowers for same day value on the date of the Borrowing. The Administrative Agent shall make the proceeds of each new Borrowing denominated in U.S. Dollars available to the Borrowers at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the Borrowers’ Designated Disbursement Account or as the Borrower Representative and the Administrative Agent may otherwise agree, and the Administrative Agent shall make the proceeds of each new Borrowing denominated in an Alternative Currency available at such office as the Administrative Agent has previously agreed to with the Borrower Representative, in each case in the type of funds received by the Administrative Agent from the Lenders.

(e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrowers the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrowers attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, at a rate per annum equal to the Federal Funds Rate for each such day or, in the case of a Loan denominated in an Alternative Currency, the cost to the Administrative Agent of funding the amount it advanced to fund such Lender’s Loan for each such day, as determined by the Administrative Agent and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day or in the case of a Loan denominated in an Alternative Currency, the rate established by Section 1.4(b) for Eurocurrency Loans denominated in such currency for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrowers will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.12 hereof so that the Borrowers will have no liability under such Section with respect to such payment.

(f) Eurocurrency Loans Denominated in Alternative Currency. On the date the Borrower requests a Loan in an Alternative Currency, as provided in Section 1.6(a), the Administrative Agent shall promptly notify each Lender of the currency in which such Loan is requested. If a Lender determines that such Alternative Currency is not available to it in sufficient amount and for a sufficient term to enable it to advance or continue the Loan requested of it, and so notifies the Administrative Agent no later than 12:00 Noon (Chicago time) on the same day it receives notice from the Administrative Agent of such requested Loan, the Administrative Agent shall so notify the Borrower Representative by 12:45 p.m. (Chicago time).

If the Borrower nevertheless desires such Loan, it must notify the Administrative Agent by no later than 1:00 p.m. (Chicago time) on such day. If the Administrative Agent does not receive such notice from the Borrower Representative by 1:00 p.m. (Chicago time), the Borrower Representative shall automatically be deemed to have revoked its request for the Loan and the Administrative Agent will promptly notify the Lenders of such revocation. If the Administrative Agent does receive such notice by 1:00 p.m. (Chicago time), each Lender that did not notify the Administrative Agent by 12:00 Noon (Chicago time) that the requested Alternative Currency is unavailable to it to fund the requested Loan shall, subject to Section 7, make its Loan in the requested Alternative Currency in accordance with this Section 1.6. Each Lender that did so notify the Administrative Agent by 12:00 Noon (Chicago time) that it would not be able to make the Loan requested from it shall, subject to Section 7, make a Loan denominated in U.S. Dollars in the Original Dollar Amount of, and with the same Interest Period as, the Loan such Lender was originally requested to make. Such Loan denominated in U.S. Dollars shall be made by the affected Lender on the same day as the other Lenders make their Loans denominated in the applicable Alternative Currency, but shall bear interest with reference to the Base Rate applicable to U.S. Dollars rather than the relevant Alternative Currency for the applicable Interest Period and shall be made available in accordance with the procedures for disbursing U.S. Dollar Loans under Section 1.6. Any Loan made in an Alternative Currency shall be advanced in such currency, and all payments of principal and interest thereon shall be made in such Alternative Currency.

Section 1.7 Swing Loans. (a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Swing Line Lender may, in its discretion, make loans in U.S. Dollars to the Borrowers under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. The Swing Line Lender shall not make a requested Swing Loan if, after giving effect thereto, ~~the sum of the aggregate principal amount of~~if either the Original Dollar Amount or U.S. Dollar Equivalent of all Revolving Loans, Swing Loans and L/C Obligations would exceed the Revolving Credit Commitments in effect at such time. Swing Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date. Each Swing Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000.

(b) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 360 days) for the actual number of days elapsed) or (ii) the Swing Line Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable by the Borrowers on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(c) Requests for Swing Loans. The Borrower Representative shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Borrowers request that any Swing Loan be made, of the amount and date of such Swing Loan, and, if applicable, the Interest Period requested therefor. The Administrative Agent shall promptly advise the Swing Line Lender of any such notice received from the Borrowers. After receiving such notice, the Swing Line Lender shall in its discretion quote an interest rate to the Borrower Representative at which the Swing Line Lender would be willing to make such Swing Loan available to the Borrowers for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swing Line Lender’s Quoted Rate”). Each of the Borrowers acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If the Borrowers do not so immediately accept the Swing Line Lender’s Quoted Rate for the full amount requested by the Borrowers for such Swing Loan, the Swing Line Lender’s Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans under the Revolving Credit to the Base Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of each Swing Loan extended to the Borrowers shall be deposited or otherwise wire transferred to the Borrowers’ Designated Disbursement Account or as the Borrower Representative, the Administrative Agent, and the Swing Line Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders).

(d) Refunding Loans. The Swing Line Lender shall on at least a monthly basis or on any other more frequent basis that the Swing Line Lender elects in its sole discretion, on behalf of the Borrowers (each of which hereby irrevocably authorizes the Swing Line Lender to act on its behalf for such purpose) and with notice to the Borrower Representative and the Administrative Agent, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to any Loan Party or any Subsidiary of any Loan Party, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent for the account of the Swing Line Lender, in immediately available funds, at the Administrative Agent’s office in Chicago, Illinois (or such other location designated by the Administrative Agent), before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swing Line Lender to repay the outstanding Swing Loans.

(e) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swing Line Lender pursuant to Section 1.7(d) above (because an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to any Loan Party, any Subsidiary of any Loan Party or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Loan Party, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.

Section 1.8 Maturity of Loans.

(a) Revolving Loans. Each Revolving Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrowers on the Revolving Credit Termination Date.

(b) Swing Loans. Each Swing Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrowers on the Revolving Credit Termination Date.

Section 1.9 ~~Optional~~ Prepayments.

(a) Optional Prepayments. The Borrowers may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of ~~Eurodollar~~Eurocurrency Loans, in an amount for which the U.S. Dollar Equivalent is not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 and 1.7 hereof remains outstanding) any Borrowing of ~~Eurodollar~~(x) Eurocurrency Loans denominated in U.S. Dollars at any time upon three (3) Business Days prior notice by the Borrower Representative to the Administrative Agent ~~or, in the case of a Borrowing of~~, (y) Loans denominated in an Alternative Currency at any time upon four (4) Business Days, prior notice by the Borrower Representative to the Administrative Agent, or (z) Base Rate Loans, notice delivered by the Borrower Representative to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment (or, in any case, such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any ~~Eurodollar~~Eurocurrency Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.12 hereof.

(b) Mandatory. If at any time either (A) the sum of the U.S. Dollar Equivalent of all Revolving Loans, Swing Loans and L/C Obligations then outstanding shall be in excess of the Revolving Credit Commitments in effect at such time, or (B) the sum of the U.S. Dollar Equivalent of all Revolving Loans and L/C Obligations denominated in Alternative Currencies exceeds the Alternative Currency Sublimit then in effect, in each case, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment of the Secured Obligations. In the event that Borrower Representative receives a notice from Administrative Agent that a currency is no longer an Alternative Currency as provided in the definition of “Alternative Currency”, the Borrowers shall promptly, but in any event within five (5) Business Days of receipt by Borrower Representative of such notice, repay all Loans in such affected currency or convert such Loans into Loans in U.S. Dollars or another Alternative Currency, subject to the other terms set forth in this Agreement.

(c) ~~(b)~~ Re-Borrowing. Any amount of Revolving Loans and Swing Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

(d) Application of Prepayments. Unless the Borrower Representative otherwise directs, prepayments of Loans under this Section 1.9 in U.S. Dollars shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurocurrency Loans denominated in U.S. Dollars in the order in which their Interest Periods expire, and prepayments made in Alternative Currencies under this Section 1.9 shall be applied to the Borrowings in such Alternative Currency in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.9 shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurocurrency Loans or Swingline Loans, accrued interest thereon to the date of prepayment, together with any amounts due the Lenders under Section 1.12. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4.

Section 1.10 Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:

(a) for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

(b) for any ~~Eurodollar~~Eurocurrency Loan denominated in U.S. Dollars or any Swing Loan bearing interest at the Administrative Agent’s Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

(c) for any Eurocurrency Loan denominated in an Alternative Currency, the sum of 2.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of (i) the Applicable Margin for Eurocurrency Loans plus (ii) two percent (2%) plus (iii) the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the next higher 1/100,000 of 1%) at which overnight or weekend deposits (or, if such amount due remains unpaid more than three (3) Business Days, then for such other period of time not longer than one month as the Administrative Agent may elect) of the relevant Alternative Currency for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the applicable period, as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Administrative Agent is not placing deposits in such currency in the applicable interbank market, then the Administrative Agent’s cost of funds in such currency for such period); and

(d) ~~(c)~~ for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.3 with respect to such Reimbursement Obligation; and

(e) ~~(d)~~ for any Letter of Credit, the sum of 2.0% plus the letter of credit fee due under Section 2.1 with respect to such Letter of Credit~~;~~.

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent or Administrative Agent, acting at the request of the Required Lenders, with written notice to the Borrower Representative. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent or Administrative Agent at the request of the Required Lenders.

Section 1.11 Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D-1 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), or D-2 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (the Revolving Notes, and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Revolving Commitment, or Swing Line Sublimit, as applicable. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 13.12) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.12, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 1.12 Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any ~~Eurodollar~~Eurocurrency Loan or Swing Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

(a) any payment, prepayment or conversion of a ~~Eurodollar Loan or Swing~~Eurocurrency Loan on a date other than the last day of its Interest Period,

(b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrowers to borrow or continue a ~~Eurodollar~~Eurocurrency Loan or Swing Loan, or to convert a Base Rate Loan into a ~~Eurodollar~~Eurocurrency Loan or Swing Loan on the date specified in a notice given pursuant to Section 1.6(a) or 1.7 hereof,

(c) any failure by the Borrowers to make any payment of principal on any ~~Eurodollar~~Eurocurrency Loan or Swing Loan when due (whether by acceleration or otherwise), or

(d) any acceleration of the maturity of a ~~Eurodollar~~Eurocurrency Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrowers shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower Representative, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive if reasonably determined.

Section 1.13 Commitment Terminations. The Borrowers shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of the Swing Loans, the Original Dollar Amount of the Revolving Loans, ~~Swing Loans,~~ and the U.S. Dollar Equivalent of all L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the Alternative Currency Sublimit, the L/C Sublimit or the Swing Line Sublimit then in effect shall reduce the Alternative Currency Sublimit, the L/C Sublimit and the Swing Line Sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. Any termination of the Commitments pursuant to this Section 1.13 may not be reinstated.

Section 1.14 Substitution of Lenders. In the event (a) the Borrowers receive a claim from any Lender for compensation under Section 10.3 or 13.1 hereof, (b) the Borrower Representative receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender or such Lender is a Subsidiary or Affiliate of a Person who has been deemed insolvent or becomes the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for any such Person, or (d) a Lender fails to consent to an amendment or waiver requested under Section 13.13 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), or (d) above being hereinafter referred to as an “Affected Lender”), the Borrowers may, in addition to any other rights the Borrowers may have hereunder or under applicable law, require, at their expense, any such Affected Lender to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrowers, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrowers shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.12 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 13.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrowers).

Section 1.15 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender at any time is a Defaulting Lender, then (a) during any Defaulting Lender Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents and such Defaulting Lender’s Commitments shall be excluded for purposes of determining “Required Lenders” (provided that the foregoing shall not permit an increase in such Lender’s Commitments or an extension of the maturity date of such Lender’s Loans or other Obligations without such Lender’s consent); (b) to the extent permitted by applicable law, until such time as the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero, any voluntary prepayment of the Loans shall, if the Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding; (c) such Defaulting Lender’s Commitments and outstanding Loans shall be excluded for purposes of calculating any commitment fee payable to Lenders pursuant to Section 2.1 in respect of any day during any Defaulting Lender Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any fee pursuant to Section 2.1 with respect to such Defaulting Lender’s Commitment in respect of any Defaulting Lender Period with respect to such Defaulting Lender (and any Letter of Credit fee otherwise payable to a Lender who is a Defaulting Lender shall instead be paid to the L/C Issuer for its use and benefit); (d) the utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Loans of such Defaulting Lender; and (e) if so requested by the L/C Issuer at any time during the Defaulting Lender Period with respect to such Defaulting Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount equal to such Defaulting Lender’s Percentage of L/C Obligations then outstanding (to be, held by the Administrative Agent as set forth in Section 9.4 hereof). No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 1.15, performance by the Borrowers of their obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section 1.15. The rights and remedies against a Defaulting Lender under this Section 1.15 are in addition to other rights and remedies which the Borrowers may have against such Defaulting Lender and which the Administrative Agent or any Lender may have against such Defaulting Lender.

Section 1.16 Joint and Several. Each of the Borrowers hereby acknowledges and agrees that it has joint and several liability on all Obligations (except for its Excluded Swap Obligations) owed by the Borrowers under this Agreement and the other Loan Documents and that such liability is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Administrative Agent, the L/C Issuers or any Lender, and without limiting the generality of the foregoing, each of the Borrowers’ joint and several liability on the Obligations under this Agreement and the other Loan Documents shall not be impaired by any acceptance by the Administrative Agent, any L/C Issuer or any Lender of any other security for or guarantors upon the Obligations under this Agreement or any other Loan Document or by any failure, neglect or omission on the Administrative Agent’s, any L/C Issuer’s or any Lender’s part to resort to any one or all of the Borrowers for payment of the Obligations under this Agreement or any other Loan Document or to realize upon or protect any collateral security therefor. Each of the Borrowers’ joint and several liability hereunder shall not in any manner be impaired or affected by who receives or uses the proceeds of the Loans, or the Letters of Credit, or for what purposes such proceeds are used, and each of the Borrowers waives notice of requests for extensions of credit issued by, and the Loans and Letters of Credit made to or for the account of, any other Borrower. Each of the Borrowers hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse, or subrogation available to any such Borrower for payment under this Agreement or any other Loan Document against any party liable therefor unless and until Payment in Full shall have occurred (it being agreed the foregoing does not restrict reimbursement of expenses between the Borrowers in the ordinary course of business). Such joint and several liability of each of the Borrowers shall also not be impaired or affected by (and each Lender, each L/C Issuer and the Administrative Agent, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any collateral security for the Obligations under this Agreement or any other Loan Document or of any guaranty thereof. In order to enforce payment of the Obligations under this Agreement and the other Loan Documents, foreclose or otherwise realize on any collateral security therefor, and to exercise the rights granted to the Lenders, the L/C Issuers and/or the Administrative Agent hereunder and thereunder and under applicable law, no Lender, L/C Issuer or the Administrative Agent shall be under any obligation at any time to first resort to any collateral security, property, liens or any other rights or remedies whatsoever, and the Lenders, the L/C Issuers and/or the Administrative Agent shall have the right to enforce the Obligations under this Agreement and the other Loan Documents irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing. Each of the Borrowers hereby expressly waives and surrenders any defense to its joint and several liability on the Obligations under this Agreement or any other Loan Document based upon any of the foregoing. In furtherance thereof, each of the Borrowers agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment such obligation is the joint and several obligation of each of the Borrowers. Each of the Loan Parties acknowledges and agrees that (i) upon the Restatement Closing Date, each of the Existing Borrowers (other than Parent) shall cease to be Borrowers and shall instead be Guarantors and (ii) Parent shall remain liable as Borrower, and the Existing Borrowers (other than Parent) shall remain liable as Guarantors, for the Obligations, including without limitation, the Obligations created under the Existing Credit Agreement (which shall continue but which shall be governed by the terms of this Agreement on and after the Restatement Closing Date).

Section 1.17 Borrower Representative. Each Borrower hereby irrevocably appoints and designates Parent (“Borrower Representative”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Lenders, the L/C Issuers and/or the Administrative Agent. Borrower Representative hereby irrevocably accepts such appointment. Each of the Lenders, the L/C Issuers and the Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Representative on behalf of the Borrowers. Each of the Lenders, the L/C Issuers and/or the Administrative Agent may give any notice or communication with the Borrowers (or any one or more of them) hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each of the Lenders, the L/C Issuers and/or the Administrative Agent shall have the right, in its discretion, to deal exclusively with Borrower Representative for any or all purposes under the Loan Documents. Each of the Borrowers agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Representative shall be binding upon and enforceable against it.

Section 1.18 Incremental Commitment Increases. (a) Borrower Representative may, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request at any time prior to the Revolving Credit Termination Date, one or more increases in the Revolving Credit Commitments (each such increase, an “Incremental Commitment Increase”), provided that: (A) at the time of each such request and upon the Incremental Facility Closing Date, (1) each of the conditions set forth in Section 7.1 shall be satisfied (it being understood that all references to “Credit Event” in Section 7.1 shall be deemed to also refer to a request for and effectiveness of an Incremental Commitment Increase), (2) the Loan Parties shall be in compliance ~~on a pro forma basis~~ with the covenants contained in Section ~~8.23 recomputed as of the last day of the most-recently ended fiscal quarter of Borrowers for which financial statements are available~~8.23, calculated on a Pro Forma Basis and (3) the Borrowers shall have delivered a certificate of the chief financial officer (or other officer acceptable to Administrative Agent) to the effect set forth in clauses (1) and (2), together with reasonably detailed calculations demonstrating compliance with clause (2) above; (B) each Incremental Commitment Increase shall be in an integral multiple of $20,000,000, provided that such amount may be less than $20,000,000 if such amount represents all the remaining availability under the Incremental Commitment Increases permitted by clause (C) below; and (C) the aggregate principal amount of all Incremental Commitment Increases after the date of Amendment No. 2 shall not exceed $100,000,000.

(b) Each notice from the Borrower Representative pursuant to this Section shall set forth the requested amount of the relevant Incremental Commitment Increase. Any such requested Incremental Commitment Increase shall be first made to all existing Lenders on a pro rata basis. To the extent that the existing Lenders decline to increase their applicable Commitments, or decline to increase their applicable Commitments to the amount requested by the Borrower Representative, the Administrative Agent, in consultation with the Borrower Representative, will use its reasonable efforts to arrange for other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the applicable Commitments requested by the Borrower Representative and not accepted by the existing Lenders (each existing Lender or other Person electing to extend an Incremental Commitment Increase, an “Additional Lender”), provided that (i) no Lender shall be obligated to provide an Incremental Commitment Increase as a result of any such request by the Borrower Representative and (ii) any Additional Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the L/C Issuer and Swing Line Lender and the Borrower Representative (which approval shall not be unreasonably withheld). Each Additional Lender, the Loan Parties and the Administrative Agent shall enter into an amendment (an “Incremental Facility Amendment”) to this Agreement to evidence the Incremental Commitment Increase and such other Loan Documents as may be requested by the Administrative Agent. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.

(c) In addition to the conditions set forth above, the effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the following conditions: (i) the execution and delivery of Incremental Facility Amendment by the Loan Parties, the Additional Lenders and Administrative Agent; (ii) the payment by the Borrowers of such fees and other compensation to the Additional Lenders as the Borrower Representative and such Additional Lenders shall agree; (iii) the payment by the Borrowers of such arrangement fees or other fees to the Administrative Agent as the Borrower Representative and the Administrative Agent may agree; (iv) the Borrowers shall deliver to the Administrative Agent certificates of the secretary of each Loan Party attaching a true, complete and correct copy of the constituent documents and resolutions of such Loan Party authorizing the borrowing and/or guarantees under the Incremental Commitment Increase, it being understood and agreed that such resolutions may be adopted at any time and provide for borrowings under Incremental Commitment Increases from time to time requested; (v) if requested by any Additional Lender a Note issued to such Additional Lender to the extent necessary to reflect the Incremental Commitment Increase of such Additional Lender and (vi) the Loan Parties and the Additional Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested. The Administrative Agent shall notify each Lender as to the effectiveness of each Incremental Commitment Increase, and at such time the applicable Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Commitment Increases. For the avoidance of doubt, any Incremental Commitment Increase shall be made on the same terms and conditions as the existing Revolving Credit Commitments, except for any upfront fees payable to the Additional Lenders as the Borrower Representative and such Additional Lenders shall agree.

(d) The Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Loans of such Lenders, and/or obtain Revolving Loans from such other Lenders (including the Additional Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Lenders participate in each of the outstanding Revolving Loans pro rata on the basis of their Revolver Percentages (determined after giving effect to any increase in the Revolving Credit Commitments pursuant to this Section), (ii) each Lender with a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Lender providing a portion of such Incremental Commitment Increase and each such Additional Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans such that, after giving effect to such Incremental Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and participations hereunder in Swing Loans held by each Lender with a Revolving Credit Commitment (including each such Additional Lender) will equal such Lender’s Revolver Percentage, and (iii) the Borrowers shall pay to such Lenders any costs of the type referred to in Section 1.12 in connection with any repayment and/or Revolving Loans required pursuant to preceding clause (i). The parties hereto hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 2. FEES.

Section 2.1 Fees.

(a) Revolving Credit Commitment Fee. The Borrowers shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. For greater certainty, any Swing Loans outstanding shall be excluded for purposes of computing the Unused Revolving Credit Commitments and commitment fee. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the scheduled Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b) Reserved

(c) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Borrowers shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrowers shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.

(d) Fee Letter. The Borrowers shall pay to the Administrative Agent, the fees agreed to between the Administrative Agent and the Borrowers in the ~~amended and restated~~ fee letter dated as of September 11, ~~2014,~~2014 and the fee letter dated as of the date of Amendment No. 2, or as otherwise agreed to in writing between them.

(e) Audit Fees. The Borrowers shall pay to the Administrative Agent for its own use and benefit charges for audits of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Event of Default, the Borrowers shall not be required to pay the Administrative Agent for more than one (1) such audit per calendar year.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

Section 3.1 Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrowers under this Agreement and the other Loan Documents, shall be made by the Borrowers to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower Representative)~~,~~ or, if such payment is to be made in an Alternative Currency, no later than 12:00 Noon local time at the place of payment to such office as the Administrative Agent has previously specified in a notice to the Borrower Representative for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All ~~such payments shall be made~~payments of principal and interest on Loans advanced in (i) U.S. Dollars shall be made in U.S. Dollars and (ii) an Alternative Currency shall be made in such Alternative Currency and all other payments shall be made in U.S. Dollars unless otherwise specified herein. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrowers will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, (x) if such scheduled payment was to be made in U.S. Dollars, the Federal Funds Rate for each such day and (y) if such scheduled payment was to be made in an Alternative Currency, the cost to Administrative Agent of funding such amount and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, (x) if such scheduled payment was to be made in U.S. Dollars, the Base Rate in effect for each such day, and (y) if such scheduled payment was to be made in an Alternative Currency, the rate per annum established by Section 1.4(b) for Loans denominated in such currency.

Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrowers have agreed to pay the Administrative Agent under Section 13.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b) second, to the payment of the Swing Loans, both for principal and accrued but unpaid interest;

(c) third, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d) fourth, to the payment of principal on the Loans (other than Swing Loans), unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Bank Product Obligations arising under Swap Contracts, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Bank Product Obligations arising under Swap Contracts, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(e) fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Loan Parties and their respective Subsidiaries secured by the Loan Documents, including, without limitation, Bank Product Obligations (other than Bank Product Obligations arising under Swap Contracts to the extent paid under clause (d) above) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(f) finally, to the Borrowers or whoever else may be lawfully entitled thereto. Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP shall not be applied to any Excluded Swap Obligation of such Loan Party but appropriate adjustments shall be made with respect to amounts obtained from other Loan Parties to preserve the allocations in any applicable category.

Section 3.2 Account Debit. Each of the Borrowers hereby irrevocably authorizes the Administrative Agent to charge any of the Borrowers’ deposit accounts maintained with the Administrative Agent for the amounts from time to time necessary to pay any then due Obligations; provided that each of the Borrowers acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to any Borrower or any other Person for the Administrative Agent’s failure to do so.

SECTION 4. GUARANTIES AND COLLATERAL.

Section 4.1 Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by each of Parent’s direct and indirect Subsidiaries (other than the Borrowers and any Excluded Subsidiaries) pursuant to Section 12 hereof or pursuant to one or more guaranty agreements in form and substance acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties” and each such Loan Party executing and delivering this Agreement as a Guarantor (including any Subsidiary hereafter executing and delivering a Joinder Agreement as a Guarantor in the form called for by Section 12 hereof) or a separate Guaranty being referred to herein as a “Guarantor” and collectively the “Guarantors”). The Borrower Representative may at any time designate any Dormant Subsidiary as a Non-Excluded Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) the Administrative Agent shall have consented to such designation and (iii) the Borrowers shall have otherwise complied with this Section 4 in connection therewith.

Section 4.2 Collateral. The Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of each Loan Party in all of its accounts, chattel paper, instruments, documents, general intangibles, letter-of-credit rights, supporting obligations, deposit accounts, investment property, inventory, equipment, fixtures, commercial tort claims, and other personal Property (other than the Excluded Property), whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, that: (i) until an Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on the Excluded Depository Accounts need not be perfected, (ii)

until an Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on the Excluded Vehicles need not be perfected, and (iii) the Loan Parties shall not be required to pledge the stock or other equity interests issued by (a) the Vietnamese Subsidiary under the local laws of Vietnam or (b) in the event that Administrative Agent shall determine in its sole discretion that the costs of obtaining such pledge are excessive in relation to the value of the security afforded thereby, any other Foreign Subsidiary under the local laws of such Foreign Subsidiary’s jurisdiction of organization, in each case, so long as the Vietnamese Subsidiary or such other Foreign Subsidiary, as applicable, is not a Material Subsidiary. Each of the Borrowers and each of the Guarantors acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of the holders of the Obligations and shall be valid and perfected first priority Liens subject, however, to the proviso appearing at the end of the preceding sentence and to Liens permitted by Section 8.8 hereof, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to the Administrative Agent.

Section 4.3 Liens on Real Property. In the event that any Loan Party owns or hereafter acquires any real property (other than the Excluded Real Property), such Loan Party shall execute and deliver to the Administrative Agent a mortgage or deed of trust acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent (or a security trustee therefor), for its benefit and the benefit of the Lenders, a Lien on such real property to secure the Obligations, shall pay all taxes, costs, and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust, and shall supply to the Administrative Agent at the Borrowers’ cost and expense a survey, environmental report, hazard insurance policy, appraisal report, a mortgagee’s policy of title insurance from a title insurer acceptable to the Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Agreement) on the real property encumbered thereby, a life-of-loan flood hazard determination and, if the real estate is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, with endorsements and by an insurer acceptable to the Administrative Agent, and such other instrument, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith including, without limitation, those required under applicable law; provided, however, that in no event, will the Borrowers be required to grant a mortgage or deed of trust with respect to the real estate referred to in clause (a) of the definition of Excluded Real Estate.

Section 4.4 Further Assurances.

(a) Each of the Borrowers agrees that it shall, and shall cause each of the Guarantors to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.

(b) In the event any Borrower or any Guarantor forms or acquires any other Subsidiary after the date hereof, except as otherwise provided in Sections 4.1 and 4.2 above, the Loan Parties shall do the following:

(i) upon such formation or acquisition~~,~~ (or such later time as the Administrative Agent may permit), (A) cause such newly formed or acquired Subsidiary to execute and deliver to Administrative Agent a Joinder to each of this Agreement (as a Borrower or Guarantor as Administrative Agent shall direct) and the Security Agreement, (B) in the case of an Acquisition, execute and deliver a collateral assignment of the purchase agreement, and (~~if applicable)~~C) execute and deliver documents with respect to the Acquired Business of the type described in Section 7.2(b) (if applicable)~~, Section~~ and Sections 7.2(e),(f) and ~~Section 7.2(f~~(g); and

(ii) within thirty (30) days after such formation or acquisition (or such longer period as the Administrative Agent may permit) execute and deliver such other Collateral Documents and such other instruments, documents, certificates, and opinions set forth in any document checklist delivered by Administrative Agent to Borrower Representative in connection with an Acquisition or otherwise reasonably required by the Administrative Agent. Notwithstanding anything to the contrary set forth herein, the Loan Parties shall not be required to comply with the provisions of this Section 4 with respect to a Subsidiary formed by the Loan Parties for so long as such Subsidiary does not have any operations, assets or liabilities (other than liabilities necessary to maintain its organizational existence and, if the Subsidiary was formed for the purpose of consummating an Acquisition, its rights and obligations under the purchase agreement and ancillary documents entered into for the purpose of, but prior to consummating, the Acquisition).

SECTION 5. DEFINITIONS; INTERPRETATION.

Section 5.1 Definitions. The following terms when used herein shall have the following meanings:

“Acquired Business” means the entity or assets acquired by any Loan Party or a Subsidiary in an Acquisition, whether before or after the date hereof.

~~“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the applicable Borrower or the Subsidiary is the surviving entity.~~

“Acquisition Compliance Period” is defined in Section 8.23.

“Additional Lender” is defined in Section 1.18.

~~“Adjusted LIBOR” is defined in Section 1.4(b) hereof.~~

“Administrative Agent” means BMO Harris Bank N.A., in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Lender” is defined in Section 1.14.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Amended and Restated Credit and Guaranty Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Alternative Currency” means, the Canadian Dollar, Euro, British Pound Sterling, Japanese Yen, and Swiss Franc and any other currency as the Administrative Agent and Borrower Representative may from time to time agree, in each case for so long as such currency is readily available to all Lenders and the L/C Issuer, as applicable, in the London or other applicable interbank market and is freely transferable and not restricted and freely convertible to U.S. Dollars. Notwithstanding the foregoing, if (x) currency control, exchange or other regulations are imposed in the country in which such currency is issued, with the result that the funding a Loan or issuing a Letter of Credit in such currency is impractical for any Lender or the L/C Issuer and such Lender or the L/C Issuer so notifies the Administrative Agent in writing or the Administrative Agent so determines, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded, or (z) in the determination of the Administrative Agent, a U.S. Dollar Equivalent of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrower Representative, and such currency shall no longer be an “Alternative Currency” until such time as all of the Lenders agree to reinstate such currency as an Alternative Currency.

“Alternative Currency Loans” means, Revolving Loans denominated in any Alternative Currency.

“Alternative Currency Sublimit”: $50,000,000.

“Amendment No. 2” means Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement dated as of April 13, 2015, among Borrowers, the other Loan Parties, Administrative Agent and the Lenders.

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under Section 2.1 hereof, until the Pricing Date with respect to the quarter ending ~~September~~June 30, ~~2014,~~2015, the rates per annum shown opposite Level ~~II~~IV below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

LEVEL	TOTAL FUNDED DEBT/EBITDA RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR BASE RATE LOANS UNDER REVOLVING CREDIT AND REIMBURSEMENT OBLIGATIONS SHALL BE:	APPLICABLE MARGIN FOR ~~EURODOLLAR~~EUROCURRENCY LOANS UNDER REVOLVING CREDIT AND LETTER OF CREDIT FEE SHALL BE:	APPLICABLE MARGIN FOR COMMITMENT FEE SHALL BE:
IV	Greater than or equal to 2.0 to 1.0	.75%	1.75%	.35%
III	Less than 2.00 to 1.0, but greater than or equal to 1.50 to 1.0	.50%	1.50%	.30%
II	Less than 1.50 to 1.0, but greater than or equal to 1.0 to 1.0	.25%	1.25%	.25%
I	Less than 1.0 to 1.0	.00%	1.00%	.20%

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Borrowers ending on or after ~~September~~June 30, ~~2014,~~2015, the date on which the Administrative Agent is in receipt of the Borrowers’ most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Total Funded Debt/EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrowers have not delivered their financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level IV shall apply). If the Borrowers subsequently deliver such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrowers and the Lenders if reasonably determined.

“Application” is defined in Section 1.3(b) hereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower Representative pursuant to Schedule II hereto or on any update of any such list provided by the Borrower Representative to the Administrative Agent, or any further or different officers of any Borrower so named by any Authorized Representative of such Borrower in a written notice to the Administrative Agent.

“Bank Product Arrangements” means, collectively, (a) any Swap Contract between a Loan Party and any Lender or Affiliate of a Lender and (b) any agreement between a Loan Party and any Lender or Affiliate of a Lender for Funds Transfer, Treasury Management and Other Services.

“Bank Product Obligations” means the Indebtedness and other obligations of any Loan Party arising under Bank Product Arrangements and owing to any Bank Product Provider; provided, however, that (i) for any of the foregoing to be included as Bank Product Obligations, the applicable Bank Product Provider (other than BMO Harris or its Affiliates) shall have provided the Administrative Agent with the written notice referred to in Section 11.9 and (ii) the Bank Product Obligations of any Loan Party shall not include such Loan Party’s Excluded Swap Obligations and the definition of “Bank Product Obligations” shall not create any Guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party.

“Bank Product Indemnitee” has the meaning assigned to such term in Section 11.9.

“Bank Product Provider” means (a) BMO Harris or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is a provider under a Bank Product Arrangement.

“Base Rate” ~~is defined in Section 1.4(a) hereof.~~ means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest announced by BMO Harris from time to time as its prime rate for such day (with any change in such rate announced by BMO

Harris taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR Quoted Rate plus 1.00%.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.

“BMO Harris” means BMO Harris Bank N.A., and its successors and assigns.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrower Representative” is defined in Section 1.17 hereof.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of ~~Eurodollar~~Eurocurrency Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their respective Percentages of such Credit. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrowers, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof. Borrowings of Swing Loans are made by the Swing Line Lender in accordance with the procedures set forth in Section 1.7 hereof.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, ~~and, if such day~~if the applicable Business Day relates to any interest rate settings as to ~~a Eurodollar Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Loan,~~, or the advance or continuation of, or conversion into, or payment of or any other dealings to be carried out pursuant to this Agreement in respect of ~~any such Eurodollar Loan, means~~(a) a Eurocurrency Loan denominated in U.S. Dollars, any ~~such day that is also a London Banking~~day on which banks are dealing in U.S. Dollar deposits in the interbank Eurocurrency market in London, England, and (b) a Eurocurrency Loan denominated in an Alternative Currency, any day on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made and, if such Alternative Currency is the Euro or any national currency of a nation that is a member of the European Economic and Monetary Union, which is a TARGET Settlement Day.

“Canadian Dollar” shall mean lawful money of Canada.

“Canadian Reference Bank” shall mean Bank of Montreal.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means the delivery of cash to Administrative Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to L/C Obligations, 105% of the aggregate L/C Obligations (or such greater amount as Administrative Agent may determine is necessary to pay the face amount thereof plus all fees and expenses expected to accrue with respect to such Letters of Credit through the expiration date of such Letters of Credit), and (b) with respect to any inchoate, contingent or other Obligations, Administrative Agent’s good faith estimate of the amount due or to become due. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CDOR” shall mean, with respect to a Eurocurrency Loan denominated in Canadian Dolars, for any Interest Period, the rate per annum determined by the Administrative Agent by reference to the average of the rates displayed on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc. definitions, as amended from time to time), or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) applicable to Canadian Dollar bankers’ acceptances (on a three hundred sixty-five (365) day basis) with a term comparable to such Interest Period as of 9:00 A.M. (Chicago time) on the first day of such Interest Period (as adjusted by the Administrative Agent after 9:00 A.M. (Chicago time) to reflect any error in a posted rate or in the posted average annual rate of interest). If, for any reason, the rates on the Reuters Screen CDOR Page are unavailable, then CDOR means the rate of interest determined by the Administrative Agent that is equal to the rate (rounded upwards to the nearest basis point) quoted by the Canadian Reference Bank as its discount rate for purchase of Canadian Dollar bankers’ acceptances in an amount substantially equal to such Eurocurrency Loan with a term comparable to such Interest Period as of 9:00 A.M. (Chicago time). No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement. Notwithstanding the foregoing, if CDOR shall be less than zero for any period, CDOR shall be deemed to be zero for such period.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq., and any future amendments.

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 10% or more of the outstanding capital stock or other equity interests of the Parent on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors of the Parent on the Restatement Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Restatement Closing Date or previously so approved) to constitute a majority of the board of directors of the Parent, (c) the Parent ceases to own, legally and beneficially, 100% of the equity interests of the Loan Parties and their Subsidiaries, or (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Borrower or any Subsidiary shall occur.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

“Collateral Account” is defined in Section 9.4 hereof.

“Collateral Documents” means the Security Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations or any part thereof.

“Commitments” means the Revolving Credit Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” is defined in Section 8.5 hereof.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Credit” means the Revolving Credit.

“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder (herein, a “Defaulted Loan”) within two (2) Business Days of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for such Lender.

“Defaulting Lender Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Percentage of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders other than such Defaulting Lender had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Defaulting Lender Period” means, with respect to any Defaulting Lender, the period commencing on the date upon which such Lender first became a Defaulting Lender and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable and (ii) the date on which (a) such Defaulting Lender is no longer insolvent, the subject of a bankruptcy or insolvency proceeding or, if applicable, under the direction of a receiver or conservator, (b) the Defaulting Lender Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or otherwise), and (c) such Defaulting Lender shall have delivered to Borrower Representative and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments.

“Designated Disbursement Account” means the account of any Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrowers’ Designated Disbursement Account (or such other account as the Borrower Representative and the Administrative Agent may otherwise agree).

“Disposition” means the sale, lease, conveyance or other disposition of Property.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Dormant Subsidiary” means Sparton Engineered Products, Inc. - Flora Group, an Illinois corporation.

“Earn Out Obligations” means and includes any cash earn out obligations, performance payments or similar contingent obligations of any Loan Party to any sellers arising out of or in connection with a Permitted Acquisition, but excluding any adjustments with respect to working capital, net worth or similar closing date estimates or payments for services provided by such sellers.

“EBITDA” means, with reference to any period, Net Income for such period plus ~~all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, (d) non-recurring fees, costs and expenses related to the closing of this Agreement and the other Loan Documents on the Restatement Closing Date which do not exceed $500,000 in the aggregate, and (e) non-recurring fees, costs and expenses related to Permitted Acquisitions which do not to exceed $750,000 in the aggregate for any one Permitted Acquisition or $1,500,000 in the aggregate in any fiscal year, all as determined for Parent and its Subsidiaries on a consolidated basis in accordance with GAAP. For purposes of calculating compliance with the financial covenants set forth in Section 8.23, “EBITDA” shall include the Acquired Business EBITDA for any applicable period prior to~~

~~the consummation of the applicable Permitted Acquisition, determined pursuant to financial information delivered to and approved by the Administrative Agent prior to the consummation of such Permitted Acquisition for such period. All pro forma EBITDA adjustments relating to a Permitted Acquisition must be substantiated by a due diligence report provided by a third party of national standing delivered to the Administrative Agent prior to the consummation of such Permitted Acquisition and shall in any case be subject to the following limits: (i) with respect to a Permitted Acquisition for which the Acquired Business EBITDA is less than or equal to $5,000,000 for the four-quarter period most recently ended prior to the consummation of such Permitted Acquisition for which financial statements are available, the total add back to EBITDA shall not exceed 10% of EBITDA of Parent and its Subsidiaries (determined without giving effect to such Permitted Acquisition) for the four-quarter period most recently ended prior to the consummation of such Permitted Acquisition for which financial statements are available; and (ii) with respect to a Permitted Acquisition for which the Acquired Business EBITDA is greater than $5,000,000 for the four-quarter period most recently ended prior to the consummation of such Permitted Acquisition for which financial statements are available, the total add back to EBITDA shall not exceed 15% of EBITDA of Parent and its Subsidiaries (determined without giving effect to such Permitted Acquisition) for the four-quarter period most recently ended prior to the consummation of such Permitted Acquisition for which financial statements are available.~~

(a) without duplication, the sum of all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, (ii) federal, state, and local income taxes for such period, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) non-recurring fees, costs and expenses related to this Agreement and the other Loan Documents, including, without limitation, with respect to amendments of the Loan Documents and in connection with any Incremental Commitment Increase, (v) non-recurring fees, costs and expenses related to any Permitted Acquisition (regardless of whether consummated or not) in an aggregate amount not to exceed the greater of $500,000 or 2.5% of the Total Consideration for such Permitted Acquisition, (vi) non-cash compensation expense, or other non-cash expenses or charges, for such period arising from the granting of stock options, stock appreciation rights or similar equity arrangements, (vii) non-cash expenses or losses resulting from any adjustment of Earn Out Obligations in accordance with GAAP, (viii) non-cash expenses or losses and other non-cash charges incurred during such period (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months), (ix) cash losses from restructuring charges, discontinued operations, and sales of assets (other than inventory sold in the ordinary course of business) in an aggregate amount not to exceed 15% of the LTM EBITDA (calculated without giving effect to the EBITDA Limited Addbacks), and (x) extraordinary losses, plus

(b) without duplication, the amount of the “run rate” cost savings, operating expense reductions and synergies projected by the Borrower Representative in good faith to be realized in connection with, (i) any restructuring of Parent or any of its Subsidiaries not in the ordinary course of business, or (ii) any Permitted Acquisition or Disposition of a product line or facility used for operations of the Parent or any of its Subsidiaries, in each case, that are projected by the Borrower Representative in good faith to result from actions either taken or planned to be taken no later than 12 months after the consummation of such transaction (which cost savings, operating expense reductions and synergies projected to result from any such action shall be added to EBITDA for any measurement period ending not more than 12 months after such action is taken as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant measurement period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings, operating expenses or synergies are factually supportable and quantifiable, and substantiated by a quality of earnings/due diligence report provided by a third party of national standing, (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this paragraph (b) to the extent duplicative of any expenses or charges or other amounts included in EBITDA pursuant to paragraph (a) of this definition or the pro forma adjustments included in EBITDA pursuant to clause (b)(i)(B) of the definition of Pro Forma Basis, and (C) the aggregate amount of cost savings, operating expense reductions or synergies added pursuant to this paragraph (b) shall not exceed 5% of LTM EBITDA (calculated without giving effect to the EBITDA Limited Addbacks) for such measurement period, less

(c) without duplication, the sum all amounts included in arriving at such Net Income amount in respect of (i) extraordinary gains, (ii) gains or income from discontinued operations (iii) gains from the sale of assets (other than inventory sold in the ordinary course of business), and (iv) non-cash gains or non-cash items of income during such period including, without limitation, non-cash gains resulting from adjustments of Earn Out Obligations in accordance with GAAP, all as determined for Parent and its Subsidiaries on a consolidated basis in accordance with GAAP. For any period that includes a Permitted Acquisition or a Disposition, EBITDA shall be prepared on a Pro Forma Basis.

“EBITDA Limited Addbacks” means the addbacks described in clause (ix) of paragraph (a) of the definition of EBITDA and addbacks described in paragraph (b) of the definition of EBITDA.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any Guarantor or any of such Borrower’s or such Guarantor’s Affiliates or Subsidiaries.

“Eligible Line of Business” means any business engaged in as of the date of this Agreement by the Borrowers or any of its Subsidiaries, and other complimentary or related business within the electromechanical device, electronics or related industry.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“~~Eurodollar~~Eurocurrency Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof.

“~~Eurodollar Reserve Percentage” is defined in Section 1.4(b) hereof.~~ Eurocurrency Rate” means, with respect to a Eurocurrency Loan for the relevant Interest Period, the quotient of (a) (i) for a Eurocurrency Loan denominated in U.S. Dollars or an Alternative Currency (other than Canadian Dollars), the applicable LIBOR for such Interest Period or (ii) for a Eurocurrency Loan denominated in Canadian Dollars, the CDOR for such Interest Period, in each case, divided by (b) one minus the Eurocurrency Reserve Percentage applicable to such Interest Period, if any.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” means any event or condition identified as such in Section 9.1 hereof.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the Revolving Credit Commitment as then in effect exceeds (b) the U.S. Dollar Equivalent of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding.

“Excluded Accounts” means (a) accounts maintained by the Loan Parties and used exclusively for payroll (provided the total amount on deposit at any time does not exceed the current amount of their payroll obligations), funding payroll taxes (containing funds deducted from pay otherwise due to employees for services rendered and that will be applied toward the tax obligations of such employees) and other ordinary course compensation and benefits to employees of the Loan Parties, (b) escrow accounts established in connection with Permitted Acquisitions from amounts withheld from the purchase price to fund purchase price adjustments, indemnity obligations and similar obligations, provided that, the Collateral shall include all of the applicable Loan Party’s right, title and interest in any such escrow accounts and all proceeds derived from such Property (and such proceeds will be held in trust by the applicable Loan Party for the benefit of the Administrative Agent and the Lenders and delivered by such Loan Party to a deposit account permitted by Section 8.25 of this Agreement or, during the existence of an Event of Default, as directed by the Administrative Agent), and (c) zero balance disbursement accounts.

“Excluded Depository Accounts” means local depository accounts maintained by the Loan Parties in proximity to their operations, provided that the total amount on deposit at any one time in such accounts shall not exceed $1,000,000 in the aggregate.

“Excluded Property” means the (a) the Excluded Stock, (b) other than accounts, any lease, license, permit or agreement to which any Loan Party is a party to the extent, but only to the extent, that a grant of a Lien thereon would, under the terms of such lease, license, permit or agreement, result in a breach of the terms of, invalidate, or constitute a default under, such lease, license, permit or agreement or to the extent any requirement of law prohibits the grant of a Lien thereon (in each case, with respect to this clause (b)), other than to the extent that any such term or prohibition would be rendered ineffective pursuant to the UCC or other applicable law; provided that, with respect to any such limitation described in the foregoing clause (b), (i) upon the request of the Administrative Agent, such Loan Party shall in good faith use commercially reasonable efforts to obtain any requisite consent for the creation of such Lien in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, on such Property, (ii) immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include such Property, and such Loan Party shall be deemed to have granted a Lien on such Property under the Security Agreement, as if such restriction had never been in effect; and (iii) notwithstanding any such restriction, the Collateral shall include all proceeds derived from such Property (and such proceeds will be held in trust by the applicable Loan Party for the benefit of the Administrative Agent and the Lenders and delivered by such Loan Party to a deposit account permitted by Section 8.25 of this Agreement or, during the existence of an Event of Default, as directed by the Administrative Agent); (c) any “intent to use” applications for Trademarks for which a statement of use has not been filed and accepted with the United States Patent and Trademark Office; (d) Excluded Accounts; and (e) assets as to which the Administrative Agent shall determine in its sole reasonable discretion that the cost of obtaining a security interest therein or perfection thereof are excessive in relation to the value of the security to be afforded thereby.

“Excluded Real Estate” means (a) means the properties located at (i) 9621 Coors Road, Albuquerque, New Mexico 87140, (ii) 5612 Johnson Lake Rd., DeLeon Springs, Florida 32130, (iii) 30167 Power Line Road, Brooksville, Florida 34602, (iv) 22740 Lunn Road, Strongsville, Ohio 44149 and (v) 2920 13th Avenue Southeast, Watertown, South Dakota 57201 and (b) any other owned real property (together with improvements thereon) having a fair market value of less than $5,000,000.

“Excluded Stock” means 35% of the Voting Stock of any Foreign Subsidiary that is directly owned by a Loan Party and 100% of the capital stock and other equity interests in any other Foreign Subsidiary.

“Excluded Subsidiary” means (a) each Dormant Subsidiary and (b) each Foreign Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Vehicles” means vehicles that are subject to a certificate of title law so long as the total value of such property at any one time does not exceed $1,000,000 in the aggregate.

“Existing Borrowers” is defined in the Preliminary Statement to this Agreement.

“Existing Credit Agreement” is defined in the Preliminary Statement to this Agreement.

“Existing Lenders” is defined in the Preliminary Statement to this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the

Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BMO Harris on such day on such transactions as determined by the Administrative Agent.

“Fixed Charge Coverage Ratio” means, as of the date of determination thereof, the ratio of (a) EBITDA minus Capital Expenditures to (b) Fixed Charges, in each case, for the four fiscal quarters then ended.

“Fixed Charges” means, with reference to any period, the sum of (a) all payments of principal made or to be made during such period with respect to Indebtedness of the Parent and its Subsidiaries, (b) cash Interest Expense paid or payable by the Parent and its Subsidiaries during such period, (c) cash federal, state, and local income taxes paid or payable by the Parent and its Subsidiaries during such period, (d) Restricted Payments made during such period and (e) Investments made during such period under Section 8.9(p).

“Foreign Subsidiary” means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds Transfer, Treasury Management and Other Services” means any of the following services rendered to or for the benefit of any Loan Party by a Lender or an Affiliate of a Lender: (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (d) stored value cards, and (e) any other deposit, disbursement, and cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any federal, state, District of Columbia, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” and “Guarantors” each is defined in Section 4.1 hereof.

“Guaranty” and “Guaranties” each is defined in Section 4.1 hereof.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, or as to which such approval has been withdrawn.

“ICE LIBOR” ~~is defined in Section 1.4(a).~~means, with respect to any currency for the applicable period, the rate per annum equal to the ICE Benchmark Administration LIBOR for such currency for such period (or the successor thereto if the ICE Benchmark Administration is no longer making the LIBOR), as published by Reuters (or other commercially recognized financial information service as designated by the Administrative Agent from time to time).

“Incremental Commitment Increase” is defined in Section 1.18.

“Incremental Facility Amendment” is defined in Section 1.18.

“Incremental Facility Closing Date” is defined in Section 1.18.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by issuance of debt securities) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, or other similar instruments, (b) all indebtedness for the deferred purchase price of property or services (~~other than~~excluding trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due~~)~~ and obligations in respect of customary adjustments for working capital, net worth or similar closing date estimates) and Earnout Obligations to the extent such Earnout Obligations are due and payable but not yet paid, (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, (f) net obligations of such Person under any Swap Contract, (g) the Synthetic Lease Obligations of such Person, (h) all obligations of such Person in respect of any capital stock or other equity interest that is subject to any mandatory redemption, repurchase, dividend or other payment obligation and (i) all Guarantees of such Person in respect of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ~~Eurodollar~~Eurocurrency Loan, the last day of each Interest Period with respect to such ~~Eurodollar~~Eurocurrency Loan, and on the maturity date and, if the applicable Interest Period is longer than (3) three months, on each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan (other than Swing Loans), the last day of every calendar quarter) and on the maturity date, and (c) as to any Swing Loan, (i) bearing interest by reference to the Base Rate, the last day of every calendar month, and on the maturity date and (ii) bearing interest by reference to the Swing Line Lender’s Quoted Rate, the last day of the Interest Period with respect to such Swing Loan, and on the maturity date.

“Interest Period” means the period commencing on the date a Borrowing of ~~Eurodollar~~Eurocurrency Loans, or Swing Loans (bearing interest at the Swing Line Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of ~~Eurodollar~~Eurocurrency Loans, 1, 2, 3, or 6 months thereafter and (b) in the case of Swing Loans bearing interest at the Swing Line Lender’s Quoted Rate, on the date one (1) to five (5) Business Days thereafter as mutually agreed by the Borrower Representative and the Swing Line Lender, provided, however, that:

(i) no Interest Period shall extend beyond the final maturity date of the relevant Loans;

(ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of ~~Eurodollar~~Eurocurrency Loans, to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(iii) for purposes of determining an Interest Period for a Borrowing of ~~Eurodollar~~Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other equity interests of another Person (including through the purchase of an option, warrant or convertible or similar type security), (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness or other obligations of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or any substantial part of the assets or business of any other Person or division thereof.

“Joinder Agreement” means (a) with respect to this Agreement, an agreement pursuant to which a new Loan Party becomes a party to this Agreement substantially in form of Exhibit F and (b) with respect to the Security Agreement, an agreement pursuant to which a new Loan Party becomes a party to the Security Agreement substantially in form of Annex VI thereto.

“L/C Issuer” means BMO Harris Bank N.A. and its Affiliates, in ~~its~~their capacity as the issuer of Letters of Credit hereunder, and ~~its~~their successors in such capacity as provided in Section 1.3(h) hereof.

“L/C Obligations” means the U.S. Dollar Equivalent of the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Revaluation Date” means, with respect to any Letter of Credit denominated in an Alternative Currency, (a) the date of issuance thereof, (b) the date of each amendment thereto having the effect of increasing the amount thereof, (c) the last day of each calendar month, and (d) each additional date as the Administrative Agent or the Required Lenders shall specify.

“L/C Sublimit” means $10,000,000, as reduced pursuant to the terms hereof.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

“Lenders” means and includes BMO Harris Bank N.A and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 13.12 hereof and, unless the context otherwise requires, the Swing Line Lender.

“Lending Office” is defined in Section 10.4 hereof.

“Letter of Credit” is defined in Section 1.3(a) hereof.

“LIBOR” ~~is defined in Section 1.4(b) hereof.~~ means, with respect to a Eurocurrency Loan for the relevant Interest Period, the applicable ICE LIBOR as determined by the Administrative Agent for deposits in U.S. Dollars or an Alternative Currency (other than Canadian Dollars), as applicable, as of (a) with respect to U.S. Dollars, Euros, Japanese Yen, and Swiss Francs, 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and (b) with respect to British Pounds Sterling, 11:00 a.m. (London Time) on the first day of such Interest Period in each case, and having a maturity equal to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars or the Alternative Currency, as applicable, for delivery on the first day of such Interest Period in same-day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted, and with a term equivalent to such Interest Period, would be offered by such other authoritative source (as is selected by Administrative Agent in its sole reasonable discretion) to major banks in the London interbank Eurocurrency market at their request at approximately (i) with respect to U.S. Dollars, Euros, Japanese Yen, and Swiss Francs, 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and (ii) with respect to British Pounds Sterling, 11:00 a.m. (London Time) on the first day of such Interest Period, in each case, and having a maturity equal to such Interest Period. Notwithstanding the foregoing, if LIBOR shall be less than zero for any period, LIBOR shall be deemed to be zero for such period.

LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (a) the rate per annum equal to (A) ICE LIBOR, at approximately 11:00 a.m., London time, determined two London Banking Days prior to such date for U.S. Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (B) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the date of determination in same day funds, in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month, would be offered by such other authoritative source (as is selected by Administrative Agent in its sole reasonable discretion) to major banks in the London interbank Eurocurrency market at their request at the date and time of determination divided by (ii) one (1) minus the Eurocurrency Reserve Percentage then applicable. Notwithstanding the foregoing, if the LIBOR Quoted Rate shall be less than zero for any period, the LIBOR Quoted Rate shall be deemed to be zero for such period.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means any Revolving Loan or Swing Loan, whether outstanding as a Base Rate Loan ~~or Eurodollar~~, a Eurocurrency Loan, or otherwise, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Guaranties, the Collateral Documents, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loan Parties” means, collectively, each Borrower and each Guarantor a party hereto.

“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank ~~eurodollar~~eurocurrency market.

“LTM EBITDA” means, as of any date of determination, the EBITDA of Parent and its Subsidiaries for the four-quarter period most recently ended prior to such date for which financial statements are available, determined on a consolidated basis.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or condition (financial or otherwise) of any Borrower or of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the ability of any Loan Party or any Subsidiary to perform its material obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

“Material Subsidiary” means, as of the last day any fiscal quarter, any Subsidiary that has total annual revenues of more than $20,000,000 or total tangible assets of more than $10,000,000 for the four fiscal quarters ending on such date.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, collectively, any mortgages or deeds of trust delivered to the Administrative Agent pursuant to Section 4.3 hereof, as the same may be amended, modified, supplemented or restated from time to time.

“Net Income” means, with reference to any period, the net income (or net loss) of the Parent and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) except as required by the definitions of EBITDA and Pro Forma Basis, the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, any Borrower or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which any Borrower or any Subsidiary has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to any Borrower or any Subsidiary during such period.

“Non-Excluded Subsidiary” means any Domestic Subsidiary of the Parent other than an Excluded Subsidiary.

“Note” and “Notes” each is defined in Section 1.11 hereof.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of the Borrowers to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of any Loan Party or any Subsidiary of any Loan Party arising under or in relation to any Loan Document and all Bank Product Obligations, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired; provided, however, that the Obligations of a Loan Party shall not include such Loan Party’s Excluded Swap Obligations and the definition of “Obligations” shall not create any Guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Event” means the event specified in Section 8.15 hereof.

“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), the Bank Secrecy Act, anti-money laundering laws, including, without limitation, the USA Patriot Act, and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulators or orders adopted by any State within the United States.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Original Dollar Amount” shall mean at any time the same is to be determined (x) in relation to any Eurocurrency Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan determined on the first day of the Interest Period then applicable thereto (the day on which such Loan was most recently created, continued or effected by conversion), (y) in relation to any other Loan, the amount thereof in U.S. Dollars and (z) in relation to a Letter of Credit or Reimbursement Obligation denominated in an Alternative Currency, the U.S. Dollar Equivalent thereof calculated as set forth in Section 1.4 hereof.

“Parent” is defined in the introductory paragraph to this Agreement.

“Participating Interest” is defined in Section 1.3(e) hereof.

“Participating Lender” is defined in Section 1.3(e) hereof.

~~“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.~~

“Payment in Full” means, the (a) the Commitments shall have expired or terminated, (b) the indefeasible payment in full in cash of all Obligations, together with all accrued and unpaid interest and fees thereon, other than L/C Obligations that have been fully Cash Collateralized (or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made) and contingent indemnity claims, and (c) if any of the Obligations are inchoate or contingent in nature, Cash Collateralization thereof (or other arrangements satisfactory to the Administrative Agent in its sole discretion shall have been made).

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means for any Lender its Revolver Percentage.

“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:

(a) the Acquired Business is in an Eligible Line of Business;

(b) the Acquisition shall not be a Hostile Acquisition;

~~(c) the financial statements of the Acquired Business shall have been audited by a nationally recognized accounting firm or such financial statements shall have undergone review by an accounting firm satisfactory to Administrative Agent of a scope satisfactory to the Administrative Agent as part of the Acquisition due diligence;~~

(c) ~~(d)~~ the Borrower Representative shall have notified the Administrative Agent not less than ~~ten~~five (~~10~~5) Business Days (or such lesser period as is acceptable to

Administrative Agent in its sole discretion) prior to any such Acquisition, and have furnished to the Administrative Agent at such time (i) reasonable details as to such Acquisition (including sources and uses of funds therefor), ~~and (ii) for Acquisitions~~(ii) financial statements of the Acquired Business, if available, or other financial information for the Acquired Business as is reasonably acceptable to Administrative Agent and (iii) for any Acquisition with Total Consideration of $~~7,500,000 or more, (A) 3-year (or such lesser period, as available, but not less than 2 years) historical financial information of the Acquired Business, (B) 1-year pro forma financial forecasts of the Parent and its Subsidiaries, including the Acquired Business, on a consolidated basis after giving effect to the Acquisition and (C) covenant compliance calculations reasonably satisfactory~~40,000,000 or more, the financial statements of the Acquired Business shall have been audited by a nationally recognized accounting firm, or financial information substantiated by a quality of earnings/due diligence report provided by a third party of national standing delivered to the Administrative Agent;

(d) ~~(e)~~ if the Acquisition is structured as a merger involving any Borrower or any Loan Party (other than a Borrower), such Borrower or Loan Party, as applicable, is the surviving Person;

(e) ~~(f)~~ if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Borrowers shall have complied with the requirements of Section 4 hereof in connection therewith to the extent required by such Section;

(f) ~~(g)~~ after giving effect to the Acquisition and any Credit Event in connection therewith, no Default or Event of Default shall exist;

(g) ~~(h)~~ demonstration to the satisfaction of the Administrative Agent of ~~pro forma~~ compliance with all financial covenants ~~(calculated on a trailing four quarters basis)~~ contained in Section 8.23 hereof, calculated on a Pro Forma Basis, after giving effect to the Acquisition;

(h) ~~(i)~~ the Total Consideration for ~~the Acquired Business shall not exceed 1.5 x EBITDA of the Parent and its Subsidiaries (determined without giving effect to the Acquisition) for the four-quarter period most recently ended prior to the Acquisition for which financial statement are available; provided that, with respect to Acquisitions~~any Acquired Business involving the purchase of a business or entity outside the United States~~, the Total Consideration shall not exceed (x) for any one such Acquisition, 1.0 x EBITDA of the Parent and its Subsidiaries~~ or Canada shall not exceed (i) for any one such Acquisition, 1.25 x LTM EBITDA (determined without giving effect to ~~the Acquisition) for the four-quarter period most recently ended prior to the Acquisition for which financial statement are available or (y) for all such Acquisitions, 1.5 x EBITDA of the Parent and its Subsidiaries (determined without giving effect to the Acquisition) for the four-quarter period most recently ended prior to the Acquisition for which financial statement are available (~~such Acquisition) or (y) for all such Acquisitions, 1.5 x LTM EBITDA (determined without giving effect to such Acquisition); provided that in the event an Acquisition involves both the purchase of a business or entity inside the United ~~Stated~~States or Canada and the purchase of a business or entity outside ~~the United~~

~~States~~those countries, the Total Consideration shall be allocated ~~to the foregoing limits~~between such acquired businesses or entities by Borrower Representative based on the relative fair market value of the assets or equity interests acquired, ~~as applicable, and such~~which allocation shall be ~~reasonable~~reasonably acceptable to the Administrative Agent~~)~~, and only the amount allocated to the business or entity located outside the United States and Canada shall be applied against the foregoing limits;

(i) after giving effect to the Acquisition and any Credit Event in connection therewith, there shall not be less than $25,000,000 of Excess Availability; and

(j) Borrower Representative shall certify the satisfaction of the foregoing conditions on or prior to the date such Acquisition is consummated.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness, any extensions, renewals or refinancing of any such Indebtedness (as used in the definition, the refinancing Indebtedness); provided, that (a) the amount of such Indebtedness is not increased at the time of extension, renewal or refinancing except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; (b) the refinancing Indebtedness is on the whole and in all material respects on terms no less favorable (as adjusted for current market conditions) to the Loan Parties than such Indebtedness; (c) the weighted average life to maturity of the refinancing Indebtedness is greater than the weighted average life to maturity of such Indebtedness; (d) if such Indebtedness is (i) Subordinated Debt, the refinancing Indebtedness is subordinated to the Obligations to the same extent that such Indebtedness is subordinated to the Obligations; or (ii) unsecured, such refinancing Indebtedness shall be unsecured; and (e) the refinancing Indebtedness is incurred by the same Person or Persons (or their successor(s)) that initially incurred (including, without limitation, by guaranty) such Indebtedness.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Premises” means the real property owned or leased by any Loan Party or any Subsidiary.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“Pro Forma Basis” means, for purposes of calculating any financial covenant (including for purposes of determining the Applicable Margin), that any Disposition permitted by Sections 8.10(c), 8.10(d), or 8.10(i), Permitted Acquisition, any Investment permitted by Section 8.9(p), any incurrence of Indebtedness, any Restricted Payment or payment of Subordinated Debt, as applicable, shall be deemed to have occurred as of the first day of the four (4) fiscal quarter period most recently ended prior to the date of such transaction for which the Borrower Representative has delivered financial statements pursuant to Section 8.5(a) or Section 8.5(b). In connection with the foregoing, (a) with respect to any such Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Permitted Acquisition, (i) income statement items attributable to Acquired Business shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (B) such items are not otherwise included in such income statement items for the Parent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 5, and may include pro forma adjustments that shall be certified by an authorized officer of Borrower Representative to and approved by Administrative Agent prior to the consummation or which shall be substantiated by quality of earnings/due diligence report provided by a third party of national standing delivered to the Administrative Agent prior to the consummation of such Permitted Acquisition; and (ii) any Indebtedness incurred or assumed by Parent or any of its Subsidiaries (including the Acquired Business) in connection with such transaction and any Indebtedness of Acquired Business that is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition, determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Qualified ECP” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq., and any future amendments.

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Administrative Agent or any Lender or its lending offices (for the avoidance of doubt and notwithstanding anything herein to the contrary, the Dodd-Frank

Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change” hereunder, regardless of the date enacted, adopted or issued).

“Reimbursement Obligation” is defined in Section 1.3(c) hereof.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“relevant currency” is defined in Section 13.26.

“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments of the Lenders; provided that, at any time there are only two Lenders, both such Lenders.

“Restatement Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

“Restricted Payment” is defined in Section 8.12 hereof.

“Revolver Percentage” means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

“Revolving Credit” means the credit facility for making Revolving Loans and Swing Loans and issuing Letters of Credit described in Sections 1.2, 1.3 and 1.7 hereof.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrowers and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $~~200,000,000~~275,000,000 on the date hereof.

“Revolving Credit Termination Date” means September 11, 2019 or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.13, 9.2 or 9.3 hereof.

“Revolving Loan” is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan, or a ~~Eurodollar~~Eurocurrency Loan, each of which is a “type” of Revolving Loan hereunder.

“Revolving Note” is defined in Section 1.11 hereof.

“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

“Security Agreement” means that certain Amended and Restated Security Agreement dated the date of this Agreement among the Borrowers and the Guarantors and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

“Subordinated Debt” means Indebtedness which is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions approved in writing by the Administrative Agent and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are in form and substance, in each case satisfactory to the Administrative Agent. As of the date of this Agreement, there is no Subordinated Debt.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of Parent, any Borrower or of any of any Loan Party’s direct or indirect Subsidiaries.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b)

any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the credit facility for making one or more Swing Loans described in Section 1.7 hereof.

“Swing Line Lender” means Administrative Agent or one of its Affiliates, acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 13.12 hereof.

“Swing Line Lender’s Quoted Rate” is defined in Section 1.7(c) hereof.

“Swing Line Sublimit” means $10,000,000, as reduced pursuant to the terms hereof.

“Swing Loan” and “Swing Loans” each is defined in Section 1.7 hereof.

“Swing Note” is defined in Section 1.11 hereof.

“Target Settlement Date” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Total Consideration” means, with respect to an Acquisition, the sum (but without duplication) of (a) cash paid in connection with any Acquisition, (b) ~~indebtedness~~Indebtedness payable to the seller in connection with such Acquisition~~, (c) the fair market value of~~ and the maximum amount of all additional purchase price consideration in the form of Earn Out Obligations and (c) the amount of indebtedness assumed in connection with such Acquisition; provided that, Total Consideration shall exclude (i) any equity securities that do not constitute Indebtedness, including any warrants or options therefor, issued by Parent and delivered in connection with ~~any Acquisition, (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon any Loan Party or any Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, and (e) the amount of indebtedness assumed in connection with such Acquisition; provided, however, Total Consideration shall exclude~~such Acquisition and (ii) obligations in respect of customary working capital, net worth and similar adjustments of closing date estimates.

“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of all Indebtedness of the Parent and its Subsidiaries at such time (other than Indebtedness of the type referred to in clause (f) of the definition of “Indebtedness”).

“Total Funded Debt/EBITDA Ratio” means, as of the last day of any fiscal quarter of the Parent, the ratio of Total Funded Debt of the Parent and its Subsidiaries as of the last day of such fiscal quarter to EBITDA of the Parent and its Subsidiaries for the period of four fiscal quarters then ended.

“UCC” has the meaning assigned to such term in the Security Agreement.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and U.S. Dollar Equivalent the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

“USA Patriot Act” means Uniting And Strengthening America by Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“U.S. Dollar Equivalent” means (a) the amount of any Obligation or Letter of Credit denominated in U.S. Dollars, (b) in relation to any Obligation or Letter of Credit denominated in an Alternative Currency (other than Canadian Dollars), the amount of U.S. Dollars which would be realized by converting such Alternative Currency into U.S. Dollars at the exchange rate quoted to the Administrative Agent, at approximately 11:00 a.m. (London time) three Business Days prior to (i) the date on which a computation thereof is required to be made, and (ii) in the case of L/C Obligations, any L/C Revaluation Date, in each case, by major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency and (c) in relation to any Obligation or Letter of Credit denominated in Canadian Dollars, (i) the amount of U.S. Dollars which would be realized by converting Canadian Dollars into U.S. Dollars at the exchange rate determined by the Administrative Agent, at approximately 12:00 Noon (Toronto time) on to the date on which a computation thereof is required to be made, and (ii) in the case of L/C Obligations, on any L/C Revaluation Date, in each case, by major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for Canadian Dollars.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“Vietnam Subsidiary” means Spartronics Vietnam Co., Ltd., a limited liability company organized in Vietnam.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly-Owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Parent, any other Borrower and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

Section 5.2 Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. Terms used herein that are defined in the UCC and not otherwise defined herein shall have the meanings assigned to such terms in the UCC.

Section 5.3 Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower Representative or the Required Lenders may by notice to the Lenders and the Borrower Representative, respectively, require that the Lenders and the Borrowers negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrowers and their respective Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower Representative or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrowers shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

Each of the Loan Parties represents and warrants to the Administrative Agent, the Lenders, and the L/C Issuer as follows:

Section 6.1 Organization and Qualification. Each Borrower is duly organized, validly existing, and in good standing as a corporation or limited liability company, as applicable, under the laws of its respective jurisdiction of organization, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

Section 6.2 Subsidiaries. Except as set forth on Schedule 6.2 hereto, each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by any Borrower or another Subsidiary are owned, beneficially and of record, by such Borrower or such Subsidiary free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents. There are no outstanding commitments or other obligations of any Subsidiary of Parent to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary of Parent.

Section 6.3 Authority and Validity of Obligations. Each of the Borrowers has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each of the Parent and each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrowers and their respective Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Borrowers and such Subsidiaries enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or any Subsidiary or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Borrower or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Borrower or any Subsidiary or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Borrower or any Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

Section 6.4 Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Revolving Credit to refinance existing indebtedness, to finance Capital Expenditures, to finance Permitted Acquisitions, to pay for fees and expenses associated with the closing of this Agreement and the foregoing transactions, for general working capital purposes and for other business purposes; provided that such purposes are consistent with applicable Legal Requirements. Neither any Loan Party nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Borrowers and their respective Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

Section 6.5 Financial Reports. The consolidated balance sheet of the Parent and its Subsidiaries as at June 30, ~~2013,~~2014, and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of BDO USA, LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Parent and its Subsidiaries as at ~~March~~December 31, 2014 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its

Subsidiaries for the three months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Parent nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

Section 6.6 No Material Adverse Change. Since ~~March 31,~~June 30, 2014, there has been no change in the condition (financial or otherwise) or business of any Loan Party or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 6.7 Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, each of the Loan Parties only represents that the same were prepared on the basis of information and estimates the Loan Parties believed to be reasonable.

Section 6.8 Trademarks, Franchises, and Licenses. Each of the Loan Parties and the Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

Section 6.9 Governmental Authority and Licensing. Each of the Loan Parties and the Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of any Loan Party, threatened.

Section 6.10 Good Title. Each of the Loan Parties and the Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Parent and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

Section 6.11 Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened, against any Loan Party or any Subsidiary or any of their Property which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.12 Taxes. All tax returns required to be filed by any Loan Party or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon any Loan Party or any Subsidiary or upon any of its Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. No Loan Party knows of any proposed additional tax assessment against it or any of its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of each Loan Party and each Subsidiary have been made for all open years, and for its current fiscal period.

Section 6.13 Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Loan Party or any Subsidiary of any Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

Section 6.14 Affiliate Transactions. Neither any Loan Party nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 6.15 Investment Company. Neither any Loan Party nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.16 ERISA. Each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither any Loan Party nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

Section 6.17 Compliance with Laws. (a) Each of the Loan Parties and the Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Property or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), except for any non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Without limiting the representations and warranties set forth in Section 6.17(a) above, except for those matters set forth on Schedule 6.17 hereto, and such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties represents and warrants that: (i) each of the Loan Parties and the Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) each of the Loan Parties and the Subsidiaries have obtained all governmental approvals required for their operations and each of the Premises by any applicable Environmental Law; (iii) neither any Loan Party nor any Subsidiary has, and no Loan Party has any knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Premises in any material quantity and, to the knowledge of any Loan Party, none of the Premises are adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) none of the Premises contain and have contained any: (1) underground storage tank, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (5) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) neither any Loan Party or any Subsidiary has used a material quantity of any Hazardous Material or has conducted Hazardous Material Activity at any of the Premises; (vi) neither any Loan Party nor any Subsidiary has any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) neither any Loan Party nor any Subsidiary is subject to, has any notice or knowledge of or is required to give any notice of any Environmental Claim involving any Loan Party or any Subsidiary or any of the Premises, and there are no conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for an Environmental Claim against any Loan Party or any Subsidiary or such Premises; (viii) none of the Premises are subject to any, and no Loan Party has any knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons.

Section 6.18 OFAC. (a) Each Borrower is in compliance with the requirements of all OFAC Sanctions Programs applicable to it, (b) each Subsidiary of any Borrower is in compliance with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) each Loan Party has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information regarding such Loan Party and such Loan Party’s Affiliates and Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) no Loan Party or any of such Loan Party’s Subsidiaries, and to the best of each Loan Party’s knowledge, none of such Loan Party’s Affiliates is, as of the date hereof, named on the current OFAC SDN List. No part of the proceeds of the Loans will be used, directly or indirectly, in violation of the OFAC Sanctions Program, or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 6.19 Other Agreements. Neither any Loan Party nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

Section 6.20 Solvency. The Loan Parties and their respective Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

Section 6.21 No Default. No Default or Event of Default has occurred and is continuing.

Section 6.22 No Broker Fees. Neither the Administrative Agent nor any Lender shall have any liability for any broker’s or finder’s fee or commission incurred or owed by any Loan Party or its Affiliates with respect to the transactions contemplated hereby or in connection with any Permitted Acquisition; and each of the Borrowers hereby agrees to indemnify the Administrative Agent and the Lenders against, and agree that they will hold the Administrative Agent and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees or commissions alleged to have been incurred in connection with the transactions contemplated hereby or in connection with any Permitted Acquisition and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Section 6.23 Reserved

Section 6.24 Security Interest in Collateral. The provisions of the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except, in the case of Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement.

Section 6.25 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole, and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

Section 6.26 Subordinated Debt. The subordination provisions of any Subordinated Debt are enforceable against the holders of such Subordinated Debt by the Administrative Agent and the Lenders. All Obligations constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in any Subordinated Debt.

SECTION 7. CONDITIONS PRECEDENT.

Section 7.1 All Credit Events. At the time of each Credit Event hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct (i) if such date is the Restatement Closing Date, on and as of such date and (ii) otherwise, in all material respects (provided that if such representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty shall be true and correct in all respects) on and as of such date, except to the extent the same expressly relate to an earlier date;

(b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(c) in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.6 hereof, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.1 hereof; ~~and~~

(d) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent, the L/C Issuer, or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; and

(e) after giving effect to such extension of credit, (i) neither the aggregate Original Dollar Amount nor the U.S. Dollar Equivalent of all Revolving Loans, Swing Loans and L/C Obligations outstanding under this Agreement shall exceed the Revolving Credit Commitments and (ii) neither the aggregate Original Dollar Amount nor the U.S. Dollar Equivalent of all Revolving Loans and L/C Obligations denominated in Alternative Currencies shall exceed the Alternative Currency Sublimit then in effect.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by each of the Loan Parties on the date of such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of the Borrowers to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

Section 7.1~~Section 7.2~~ Initial Credit Event. Before or concurrently with the initial Credit Event:

(a) the Administrative Agent shall have received this Agreement duly executed by the Borrowers, the Guarantors, and the Lenders;

(b) if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s Notes executed by the Borrowers dated the date hereof and otherwise in compliance with the provisions of Section 1.11 hereof;

(c) the Administrative Agent shall have received the Security Agreement duly executed by the Loan Parties, together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests, to the extent such equity interests are certificated, in each Domestic Subsidiary as of the Restatement Closing Date, (ii) stock powers for the Collateral consisting of the stock or other equity interest, to the extent such equity interests are certificated, in each Domestic Subsidiary executed in blank and undated, (iii) UCC financing statements to be filed against each Loan Party, as debtor, in favor of the Administrative Agent, as secured party, (iv) patent, trademark, and copyright collateral agreements to the extent requested by the Administrative Agent, and (v) deposit account control agreements to the extent requested by the Administrative Agent;

(d) the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Administrative Agent as additional insured and lender’s loss payee;

(e) the Administrative Agent shall have received copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

(f) the Administrative Agent shall have received copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary;

(g) the Administrative Agent shall have received copies of the certificates of good standing for each Loan Party (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;

(h) the Administrative Agent shall have received financing statement, tax, and judgment lien search results against the Property of the Loan Parties evidencing the absence of Liens on its Property except as permitted by Section 8.8 hereof;

(i) the Administrative Agent shall have received the favorable written opinion of counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent;

(j) projected financial statements of Parent and its Subsidiaries for the five-year period immediately following the Restatement Closing Date, in form and substance satisfactory to the Administrative Agent;

(k) the Lenders shall have received sufficiently in advance of the Restatement Closing Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act;

(l) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder;

(m) all principal, interest and other amounts owing under the Existing Credit Agreement (other than Letters of Credit) shall have been repaid in full (or shall contemporaneously be repaid in full with the proceeds of Revolving Loans hereunder);

(n) no material adverse change in the business, condition (financial or otherwise), operations, performance, or properties, of any Loan Parties or their Subsidiaries, taken as a whole, from that reflected in the March 31, 2014 financial statements already received by the Administrative Agent shall have occurred;

(o) all legal, tax and regulatory matters shall be satisfactory to the Administrative Agent;

(p) the Administrative Agent shall have received the other Loan Documents set forth on the Document Checklist related to this Agreement, in form and substance satisfactory to the Administrative Agent; and

(q) the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 8. COVENANTS.

Each of the Loan Parties agrees that, so long as any credit is available to or in use by the Borrowers hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.13 hereof:

Section 8.1 Maintenance of Business. Each of the Loan Parties shall, and shall cause each Subsidiary (other than Dormant Subsidiaries) to, preserve and maintain its existence, except as otherwise provided in Section 8.10(f) hereof. Each of the Loan Parties shall, and shall cause each Subsidiary (other than Dormant Subsidiaries) to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 8.2 Maintenance of Properties. Each of the Loan Parties shall, and shall cause each Subsidiary to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

Section 8.3 Taxes and Assessments. Each of the Loan Parties shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

Section 8.4 Insurance. Each of the Loan Parties shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies with a general policyholder service rating of not less than A- as rated in the most current available Best’s Insurance Report (provided that, in the event of a downgrade of the general policyholder service rating of any insurance company with which any Loan Party is insured to less than A-, such Loan Party shall have 30 days after such downgrade to move the applicable insurance to an insurance company with a general policyholder service rating compliant with this Section), all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and each of the Loan Parties shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with good and responsible insurance companies with a general policyholder service rating of not less than A- as rated in the most current available Best’s Insurance Report (provided that, in the event of a downgrade of the general policyholder service rating of any insurance company with which any Loan Party is insured to less than A-, such Loan Party shall have 30 days after such downgrade to move the applicable insurance to an insurance company with a general policyholder service rating compliant with this Section) as and to the extent usually insured by Persons similarly situated and conducting similar businesses. Each of the Loan Parties shall in any event maintain, and cause each Subsidiary to maintain, insurance on the Collateral to the extent required by the Collateral Documents. Each of the Loan Parties shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

Section 8.5 Financial Reports. Each of the Loan Parties shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender, the L/C Issuer and each of their duly authorized representatives such information respecting the business and financial condition of each Loan Party and each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent, the Lenders, and L/C Issuer:

(a) as soon as available, and in any event no later than 45 days after the last day of each of the first three fiscal quarters of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrowers in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower Representative acceptable to the Administrative Agent;

(b) as soon as available, and in any event no later than 90 days after the last day of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of the Parent and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of BDO USA, LLP or another firm of independent public accountants of recognized national standing, selected by the Borrowers and satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Parent and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

(c) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Loan Party’s or any Subsidiary’s operations and financial affairs given to it by its independent public accountants;

(d) promptly after receipt thereof, a copy of any audit by a regulatory agency revealing, or other notice of, any material noncompliance with any applicable law, regulation or guideline relating to any Loan Party or any Subsidiary, or its business;

(e) as soon as available, and in any event no later than 30 days after the start of each fiscal year of the Parent, a copy of the Parent’s and its Subsidiaries’ consolidated business plan for such fiscal year, such business plan to show the Parent’s projected consolidated revenues, expenses and balance sheet on a quarter-by-quarter basis, such business plan to be in reasonable detail prepared by the Borrowers and in form satisfactory to the Administrative Agent (which shall include a summary of all assumptions made in preparing such business plan);

(f) notice of any Change of Control;

(g) promptly after knowledge thereof shall have come to the attention of any responsible officer of any Loan Party, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against any Loan Party or any Subsidiary or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) the occurrence of any Default or Event of Default hereunder;

(h) Reserved;

(i) with each of the financial statements delivered pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit E (a “Compliance Certificate”) signed by the chief financial officer of the Borrower Representative or another officer of any Borrower acceptable to the Administrative Agent to the effect that to the best of such officer’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by any Loan Party or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.23 hereof; and

(j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, as the Administrative Agent may reasonably request, including, without limitation, if the Administrative Agent so requests, consolidating financial statements for the Loan Parties and their Subsidiaries

Section 8.6 Inspection. Each of the Loan Parties shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, the L/C Issuer, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision each of the Loan Parties hereby authorizes such accountants to discuss with the Administrative Agent, such Lenders, and L/C Issuer the finances and affairs of the Loan Parties and their respective Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender or L/C Issuer may designate, subject in each case to any restrictions imposed by applicable laws or regulations on such visits, inspections, examinations and discussions but only to the extent of such restrictions, and, so long as no Default or Event of Default exists, with reasonable prior notice to the Borrower Representative.

Section 8.7 Indebtedness. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the Obligations of the Loan Parties and their respective Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);

(b) purchase money indebtedness, Capitalized Lease Obligations and Synthetic Lease Obligations of the Borrowers and their respective Subsidiaries in an amount not to exceed $2,500,000 in the aggregate at any one time outstanding;

(c) Indebtedness existing on the date hereof and set forth in Schedule 8.7 and any Permitted Refinancing Indebtedness with respect thereto;

(d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(e) Indebtedness of (i) any Loan Party to any other Loan Party or to any Subsidiary that is not a Loan Party or (ii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party or to any Loan Party; provided that (A) any Indebtedness owing to a Loan Party shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and pledged to the Administrative Agent pursuant to the terms of the Security Agreement, (B) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 8.9, and (C) any Indebtedness of a Loan Party to any Subsidiary that is not a Loan Party shall be Subordinated Debt;

(f) Guarantees by any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party; provided that any Guarantee of Indebtedness permitted hereunder that is subordinated to the Obligations shall be subordinated to the Obligations on substantially the same terms as such subordinated Indebtedness;

(g) Indebtedness ~~of~~consisting of the following: (i) with respect to any Person that becomes a Subsidiary after the date hereof~~; provided that such Indebtedness is limited to (i) Indebtedness consisting of~~, purchase money indebtedness, Capital Lease Obligations or other Indebtedness approved by Administrative Agent, in each case, which Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and Permitted Refinancing Indebtedness with respect thereto~~, and (ii)~~; (ii) with respect to the Acquisition referred to as “Project Shark” by the Loan Parties, Earn Out Obligations in an aggregate amount not to exceed $13,000,000; and (iii) with respect to any other Permitted Acquisition, deferred purchase price, seller notes, ~~earnouts,~~Earn Out Obligations and ~~similar~~other deferred payment obligations incurred in connection with ~~a~~such Permitted Acquisition~~, in each case, which constitutes Subordinated Debt (other than customary working capital adjustments) or is otherwise approved by the Administrative Agent and Permitted Refinancing Indebtedness with respect thereto~~ to the extent that the obligations referred to in this clause (iii) constitute unsecured Subordinated Debt;

(h) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $~~5,000,000;~~10,000,000, provided that, at the time such Indebtedness is incurred (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) the Loan Parties shall be in compliance with each of the financial covenants set forth in Section 8.23, calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness; and

(i) unsecured indebtedness of the Borrowers and their respective Subsidiaries not otherwise permitted by this Section in an amount not to exceed $2,500,000 in the aggregate at any one time outstanding.

Section 8.8 Liens. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which any Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Borrowers and their respective Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding;

(d) Liens on equipment of any Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 8.7(b) hereof, representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of any Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(e) any interest or title of a lessor under any operating lease;

(f) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower or any Subsidiary;

(g) “bankers” liens arising by operation of law in respect of any deposit accounts of any Loan Party or any Subsidiary that are maintained in accordance with the terms of this Agreement;

(h) Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents;

(i) any Lien on any property or asset of any Loan Party or any Subsidiary existing on the date hereof and set forth in Schedule 8.8; provided that (i) such Lien shall not apply to any other Property of any Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof; ~~and~~

(j) any Lien existing on any Property (other than accounts, inventory or the capital stock or other equity interests issued by a Subsidiary) prior to the acquisition thereof by any Borrower or any Subsidiary pursuant to a Permitted Acquisition or existing on any Property (other than accounts, inventory and capital stock or other equity interests issued by a Subsidiary) of any Person that ~~becomes a Loan Party after the date hereof~~is acquired pursuant to a Permitted Acquisition prior to the time such Person ~~becomes a Loan Party~~is acquired; provided that (i) such Lien is not created in contemplation of or in connection with such ~~acquisition or such Person becoming a Loan Party, as the case may be~~Permitted Acquisition, (ii) such Lien shall not apply to any other Property~~of the Loan Party and~~, (iii) such Lien shall secure only those obligations which it secures on the date of such ~~acquisition or the date such Person becomes a Loan Party, as the case may be~~Permitted Acquisition, and (iv) the obligations secured by such Lien do not exceed, as of the date of such Permitted Acquisition, the cost or fair market value, whichever is lower, of such Property; and

(k) any Lien on any Property of a Foreign Subsidiary (other than capital stock or other equity interests issued by a Subsidiary) to secure the Indebtedness of such Foreign Subsidiary; provided that (i) such Indebtedness is permitted by Section 8.7(h), (ii) such Lien shall not apply to any Property of any Borrower or any other Subsidiary, (iii) the Indebtedness secured by such Lien does not exceed, as of the date such Indebtedness was incurred, the cost or fair market value, whichever is lower, of such Property, and (iv) no Loan Party or any other Subsidiary shall have Guaranteed such Indebtedness.

Section 8.9 Investments. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any Investments; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) Investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

(b) Investments in commercial paper rated at least P-1 by Moody’s and at least A-1 by S&P maturing within one year of the date of issuance thereof;

(c) Investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

(d) Investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(e) Investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in Investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

(f) Investments consisting of Deposit Accounts maintained in accordance with this Agreement and the other Loan Documents;

(g) receivables created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(i) Investments in existence on the date hereof and described in Schedule 8.9;

(j) Investments constituting deposits described in Section 8.8(a);

(k) Permitted Acquisitions;

(l) (i) Investments by the Loan Parties in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by a Loan Party in any other Loan Party (including by way of the Guarantee of any obligations of such other Loan Party), (iii) additional Investments by a Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party (including by way of the Guarantee of any obligations of such other Subsidiary), (iv) additional Investments by a Loan Party in any Subsidiary that is not a Loan Party (including by way of the Guarantee of any obligations of such Subsidiary); provided that, with respect to this clause (iv), (A) no Default or Event of Default then exists or would be caused by such Investment and (B) the aggregate amount of such additional Investments in such other Subsidiaries that are not Loan Parties does not exceed at any time $~~2,500,000~~5,000,000;

(m) advances by any Loan Party in any Foreign Subsidiary solely to pay for trade services to be rendered by such Foreign Subsidiary to such Loan Party within 30 days after such advance so long such arrangements are in all respects in the ordinary course of business and on terms and conditions which comply with Section 8.16 hereof;

(n) Investments of any Person existing at the time such Person becomes a Subsidiary of any Loan Party or merges with any Loan Party or any of its Subsidiaries pursuant to a Permitted Acquisition so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(o) Investments consisting of travel advances or similar cash advances made by a Loan Party or Subsidiary to its respective employees in the ordinary course of business;

(p) Investments consisting of the acquisition of capital stock or other equity interests of a Person who is not and will not thereby become a Subsidiary of the Parent in an aggregate amount not to exceed at any time $5,000,000 so long as (i) no Default or Event of Default exists or would be caused by such Investment, and (ii) the Loan Parties are in compliance with the financial covenants set forth in Section ~~8.23, on a pro forma basis, immediately prior to and~~8.23 calculated on a Pro Forma Basis after giving effect to such Investment; provided that, any Acquisition must satisfy each of the conditions set forth in the definition of “Permitted Acquisition”; and

(q) other Investments in addition to those otherwise permitted by this Section in an amount not to exceed $2,000,000 in the aggregate at any one time outstanding.

For purposes of compliance with this Section 8.9, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person), shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange and shall, if made by Guarantee, be determined in accordance with the definition of “Guarantee”.

Section 8.10 Mergers, Consolidations and Sales. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(a) the sale or lease of inventory in the ordinary course of business;

(b) the disposition of cash in transactions not otherwise prohibited by this Agreement;

(c) the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of any Borrower or any Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;

(d) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary;

(e) dispositions (i) solely among the Loan Parties, (ii) by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party or (iii) from a Subsidiary to a Loan Party;

(f) the merger of any Subsidiary with and into a Loan Party or any other Subsidiary, provided that, in the case of any merger involving any Borrower, such Borrower is the Person surviving the merger and in the case of any merger involving any Loan Party (other than a Borrower), the Loan Party is the Person surviving the merger;

(g) any disposition that constitutes (i) a Lien permitted by Section 8.8, (ii) an Investment permitted by Section 8.9, or (iii) a Restricted Payment permitted by Section 8.12;

(h) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction); and

(i) the sale, transfer, lease or other disposition of Property of any Loan Party or any Subsidiary (excluding any disposition of Property as part of a sale and leaseback transaction and any capital stock or other equity interests of a Subsidiary) aggregating for the Loan Parties and their respective Subsidiaries not more than $3,000,000 during any fiscal year of the Borrowers.

Section 8.11 Maintenance of Subsidiaries. No Loan Party shall assign, sell or transfer, nor shall any Loan Party permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Subsidiaries granted to the Administrative Agent pursuant to the Collateral Documents, (b) the issuance, sale, and transfer to any individual of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such individual as a director of such Subsidiary, (c) any transaction permitted by Section 8.10(e) or (f), or (d) the issuance of capital stock by a Subsidiary to a Loan Party or by Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party.

Section 8.12 Dividends and Certain Other Restricted Payments. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same (the dividends, distributions, purchases, redemptions and other payments restricted by this Section 8.12, collectively, “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent (i) the making of dividends or distributions by any Subsidiary to any Loan Party or by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party or (ii) (x) the purchase of Parent’s common stock for an amount not to exceed $10,000,000 in the aggregate during any fiscal year or (y) the making of dividends as approved by the Parent’s Board of Directors in the aggregate amount of up to $3,000,000 during any fiscal year so long as (in the case of each of clause (x) and (y)) (A) no Default or Event of Default exists or would be caused by such Restricted Payment and (B) the Loan Parties are in compliance with the financial covenants set forth in Section ~~8.23, on a pro forma basis, immediately prior to and after the~~8.23 calculated on a Pro Forma Basis after giving effect of such Restricted Payment.

Section 8.13 ERISA. Each of the Loan Parties shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. Each of the Loan Parties shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

Section 8.14 Compliance with Laws. (a) Each of the Loan Parties shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

(b) Without limiting the agreements set forth in Section 8.14(a) above, each of the Loan Parties shall, and shall cause each Subsidiary to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Premises except in the ordinary course of its business and in de minimis amounts; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Loan Party or any Subsidiary or any of the Premises: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any governmental authority as set forth in a deed or other instrument affecting any Loan Party’s or any Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Premises which any Loan Party or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any governmental authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any governmental authority under any Environmental Law.

Section 8.15 Compliance with OFAC Sanctions Programs. (a) Each of the Loan Parties shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to such Loan Party and shall cause each of its Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.

(b) Each of the Loan Parties shall provide the Administrative Agent, the L/C Issuer, and the Lenders any information regarding such Loan Party, its Affiliates, and its Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to such Loan Party’s ability to provide information applicable to them.

(c) If any Loan Party obtains actual knowledge or receives any written notice that any Loan Party, any Affiliate or any Subsidiary is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), the Loan Parties shall promptly (i) give written notice to the Administrative Agent, the L/C Issuer, and the Lenders of such OFAC Event, and (ii) comply with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and each of the Loan Parties hereby authorizes and consents to the Administrative Agent, the L/C Issuer, and the Lenders taking any and all steps the Administrative Agent, the L/C Issuer, or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

Section 8.16 Burdensome Contracts With Affiliates. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than any contract, agreement or business arrangement exclusively among Loan Parties) on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

Section 8.17 No Changes in Fiscal Year. The fiscal year of the Loan Parties and their respective Subsidiaries ends on June 30 of each year; and no Loan Party shall, nor shall any Loan Party permit any Subsidiary to, change its fiscal year from its present basis.

Section 8.18 Formation of Subsidiaries. The Loan Parties shall provide the Administrative Agent and the Lenders notice of the formation or acquisition of any Subsidiary promptly upon the formation or acquisition thereof and comply with the requirements of Section 4 hereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Subsidiary) within the time periods required thereby.

Section 8.19 Change in the Nature of Business. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of any Loan Party or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the Restatement Closing Date.

Section 8.20 Use of Proceeds. Each of the Borrowers shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

Section 8.21 No Restrictions. Except as provided herein or in the other Loan Documents, no Loan Party shall, nor shall any Loan Party permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by any Loan Party or any other Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Subsidiary, (c) make loans or advances to any Loan Party or any other Subsidiary, (d) transfer any of its Property to any Loan Party or any other Subsidiary, or (e) incur or guarantee the Obligations, as applicable, and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents.

Section 8.22 Subordinated Debt. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, (a) amend or modify any of the terms or conditions relating to any Subordinated Debt, (b) make any voluntary prepayment of any Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations and, in any event, no Loan Party shall, nor shall any Loan Party permit any Subsidiary to make, any cash payments with respect to the Subordinated Debt referred in clause (iii) of Section 8.7(g) earlier than the date that is 6 months after the scheduled Revolving Credit Termination Date; provided that, an aggregate amount of such Subordinated Debt not to exceed the difference of (x) $15,000,000 less (y) any Earn Out Obligations paid pursuant to clause (ii) of Section 8.7(g), may be paid prior to the scheduled Revolving Credit Termination Date so long as (A) no Default or Event of Default has occurred and is continuing or would result from such payment, (B) the Loan Parties shall be in compliance with each of the financial covenants set forth in Section 8.23 calculated on a Pro Forma Basis after giving effect to such payment, (C) Borrowers shall have Excess Availability of at least $25,000,000 (calculated on a pro forma basis as of the date of, and after giving effect to, such payment), and (D) at least five (5) Business Days prior to each such payment, the Borrower Representative shall have delivered a certificate to the Administrative Agent demonstrating compliance with each of clauses (A), (B) and (C) above. Notwithstanding the foregoing, the applicable Loan Party may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on any Subordinated Debt beyond the current due dates therefor.

Section 8.23 Financial Covenants. (a) Total Funded Debt/EBITDA Ratio. As of the last day of each fiscal quarter of the Parent, the Loan Parties shall not permit the Total Funded Debt/EBITDA Ratio to be greater than 3.00 to 1.00; provided that if, at the end of any fiscal quarter, the Total Funded Debt/EBITDA Ratio is greater than 3.00 to 1.00 and the Loan Parties have entered into a Permitted Acquisition within such fiscal quarter for which the Total Consideration exceeds $20,000,000 (a fiscal quarter in which such conditions are satisfied, a “Trigger Quarter”), then the Total Funded Debt/EBITDA Ratio may be greater than 3.00 to 1.00 but shall not exceed 3.50 to 1.00 for such Trigger Quarter and the next succeeding three fiscal quarters (such period, an “Acquisition Compliance Period”); provided, further, that, following the occurrence of a Trigger Quarter, no subsequent Trigger Quarter shall be deemed to have occurred or to exist for any reason unless and until the Total Funded Debt/EBITDA Ratio is less than or equal to 3.00 to 1.00 as of the end of any fiscal quarter following the occurrence of such initial Trigger Quarter.

(b) Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of Parent, the Loan Parties shall maintain a Fixed Charge Coverage Ratio of not less than 1:50:1.00.

Section 8.24 Reserved

Section 8.25 Cash Management. The Loan Parties shall at all times during the term of this Agreement, (a) utilize BMO Harris or one or more of the other Lenders as their primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related services and (b) maintain all deposit accounts with BMO Harris or one or more of the other Lenders or with other financial institution(s) selected by the Loan Parties and reasonably acceptable to Administrative Agent so long as such other Lenders and financial institution(s) have entered into an account control agreement or blocked account agreement, as applicable, with the Administrative Agent, relating to such deposit account(s) (other than the Excluded Accounts) in form and substance acceptable to the Administrative Agent.

Section 8.26 Limitations on Dormant Subsidiaries. No Loan Party shall, nor shall any Loan Party permit any Subsidiary to, permit any Dormant Subsidiary, directly or indirectly, to do any of the following unless the Borrower Representative shall have designated such Subsidiary as a Non-Excluded Subsidiary and otherwise complied with the requirements of Section 4 in connection therewith: (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever, including, without limitation, any liability as endorser, guarantor, surety or otherwise for any debt, obligation, or undertaking of any other Person, except as set forth on Schedule 8.26; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by any Dormant Subsidiary other than the Liens created under the Loan Documents to which it is a party; or (c) engage in any business or activity or own any assets (including, without limitation, cash and cash equivalents), except as set forth on Schedule 8.26.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

Section 9.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation, or default for a period of five (5) Business Days in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document;

(b) default in the observance or performance of any covenant set forth in Sections 8.1, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.25 or 8.26 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) written notice thereof is given to the Borrower Representative by the Administrative Agent;

(d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

(f) default shall occur under any Indebtedness issued, assumed or guaranteed by any Loan Party or any Subsidiary aggregating in excess of $1,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

(g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $1,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

(h) any Loan Party or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any Loan Party or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i) any Change of Control shall occur;

(j) any Loan Party or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any organizational action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k) hereof; or

(k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against any Loan Party or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

Section 9.2 Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 hereof with respect to any Loan Party) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower Representative: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrowers immediately pay to the Administrative Agent an amount sufficient to fully Cash Collateralize any L/C Obligations, and each of the Borrowers agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower Representative pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 9.3 Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof with respect to any Loan Party has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrowers shall immediately pay to the Administrative Agent the full amount then necessary to fully Cash Collateralize all L/C Obligations, each of the Borrowers acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrowers to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 9.4 Collateral for Undrawn Letters of Credit. (a) If the prefunding or prepayment of the any or all outstanding Letters of Credit is required under Section 1.3, Section 1.15, Section 9.2 or Section 9.3 above, including, without limitation, a requirement to Cash Collateralize any or all outstanding Letters of Credit, the Borrowers shall forthwith pay the amount required to be so prefunded or prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b) All amounts prefunded or prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer and to the payment of the unpaid balance of all other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent, including the exclusive right of withdrawal over such Collateral Accounts, and Borrowers hereby grant the Administrative Agent a security interest in such Collateral Accounts to secure the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer and to the payment of the unpaid balance of all other Obligations. So long as no Default or Event of Default is then existing, if and when requested by the Borrowers, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrowers to the L/C Issuer, the Administrative Agent or the Lenders. Interest or profits, if any, on such investments shall accumulate in the respective Collateral Accounts. Moneys in the Collateral Accounts shall be applied by the Administrative Agent to reimburse the L/C Issuer for any payment under the Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations. If the Borrowers shall have made payment of all obligations referred to in this Section, so long as no Letters of Credit, Commitments, Loans or other Obligations remain outstanding, at the request of the Borrowers the Administrative Agent shall release to the Borrower Representative any remaining amounts held in the Collateral Accounts.

Section 9.5 Notice of Default. The Administrative Agent shall give notice to the Borrower Representative under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

SECTION 10. CHANGE IN CIRCUMSTANCES.

Section 10.1 Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any ~~Eurodollar~~Eurocurrency Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower Representative and such Lender’s obligations to make or maintain ~~Eurodollar~~Eurocurrency Loans, under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain ~~Eurodollar~~Eurocurrency Loans, as applicable. The Borrowers shall prepay on demand the outstanding principal amount of any such affected ~~Eurodollar~~Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrowers may then elect to borrow the principal amount of the affected ~~Eurodollar~~Eurocurrency Loans from such Lender by means of Base Rate Loans from such Lender (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Quoted Rate component of the Base Rate), which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender. With respect to Base Rate Loans, if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Quoted Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Quoted Rate component of the Base Rate, until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist.

Section 10.2 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR or CDOR. If on or prior to the first day of any Interest Period for any Borrowing of ~~Eurodollar~~Eurocurrency Loans:

(a) the Administrative Agent determines that deposits in U.S. Dollars or the Alternative Currency (in the applicable amounts) are not being offered to it in the applicable interbank ~~eurodollar~~ market for such Interest Period, or that by reason of circumstances affecting the applicable interbank ~~eurodollar~~ market adequate and reasonable means do not exist for ascertaining the applicable LIBOR or CDOR, or

(b) the Required Lenders advise the Administrative Agent that (i) LIBOR or CDOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their ~~Eurodollar~~related Eurocurrency Loans for such Interest Period or (ii) that the making or funding of ~~Eurodollar~~Eurocurrency Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower Representative and the Lenders, whereupon until the Administrative Agent notifies the Borrower Representative that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make ~~Eurodollar~~Eurocurrency Loans, shall be suspended. With respect to any Base Rate Loan, if the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the applicable LIBOR, then the Administrative Agent shall forthwith give notice thereof to the Borrower Representative and the Lenders, whereupon until the Administrative Agent notifies the Borrower Representative that the circumstances giving rise to such suspension no longer exist, the utilization of the LIBOR Quoted Rate component in determining the Base Rate shall be suspended until the Administrative Agent revokes such notice.

Section 10.3 Increased Cost and Reduced Return. (a) If, on or after the date hereof, any Regulatory Change, or compliance by any Lender (or its Lending Office) or the L/C Issuer with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

(i) shall subject any Lender (or its Lending Office) or the L/C Issuer to any tax, duty or other charge with respect to its ~~Eurodollar~~Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make ~~Eurodollar~~Eurocurrency Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) or the L/C Issuer of the principal of or interest on its ~~Eurodollar~~Eurocurrency Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its ~~Eurodollar~~Eurocurrency Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make ~~Eurodollar~~Eurocurrency Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office or the L/C Issuer imposed by the jurisdiction in which such Lender’s or the L/C Issuer’s principal executive office or Lending Office is located); or

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any ~~Eurodollar~~Eurocurrency Loans any such requirement included in an applicable ~~Eurodollar~~Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or the L/C Issuer or shall impose on any Lender (or its Lending Office) or the L/C Issuer or on the applicable interbank market any other condition affecting its ~~Eurodollar~~Eurocurrency Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make ~~Eurodollar~~Eurocurrency Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any ~~Eurodollar~~Eurocurrency Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrowers shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction.

(b) If, after the date hereof, any Lender, the L/ C Issuer, or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or the L/C Issuer or any corporation controlling such Lender or L/C Issuer with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Lender’s or L/C Issuer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or L/C Issuer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or L/C Issuer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender or L/C Issuer to be material, then from time to time, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender or L/C Issuer, as applicable, such additional amount or amounts as will compensate such Lender or L/C Issuer for such reduction.

(c) A certificate of a Lender or L/C Issuer claiming compensation under this Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.

Section 10.4 Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower Representative and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its ~~Eurodollar~~Eurocurrency Loans to reduce any liability of the Borrowers to such Lender under Section 10.3 hereof or to avoid the unavailability of ~~Eurodollar~~Eurocurrency Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

Section 10.5 Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to ~~Eurodollar~~Eurocurrency Loans shall be made as if each Lender had actually funded and maintained each ~~Eurodollar~~Eurocurrency Loan through the purchase of deposits in the applicable interbank ~~eurodollar~~market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to LIBOR or CDOR, as applicable, for such Interest Period.

SECTION 11. THE ADMINISTRATIVE AGENT.

Section 11.1 Appointment and Authorization of Administrative Agent. Each Lender and the L/C Issuer hereby appoints BMO Harris Bank N.A. as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders and L/C Issuer expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders or the L/C Issuer in respect of the Loan Documents, the Loan Parties or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders or L/C Issuer except as expressly set forth herein.

Section 11.2 Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Loan Party or any Affiliate of any Loan Party as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender (if applicable).

Section 11.3 Action by Administrative Agent. If the Administrative Agent receives from any Loan Party a written notice of an Event of Default pursuant to Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders and L/C Issuer written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.5. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender, the L/C Issuer, or any Loan Party. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

Section 11.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.5 Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Loan Party or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the L/C Issuer, any Loan Party, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender and L/C Issuer acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender or L/C Issuer, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and L/C Issuer to keep itself informed as to the creditworthiness of the Loan Parties and their respective Subsidiaries, and the Administrative Agent shall have no liability to any Lender or L/C Issuer with respect thereto.

Section 11.6 Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified as determined in a final, non-appealable judgment by a court of competent jurisdiction. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent, any L/C Issuer, or Swing Line Lender hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of a L/C Issuer or Swing Line Lender to be remitted by the Administrative Agent to or for the account of such L/C Issuer or Swing Line Lender, as applicable), but shall not be entitled to offset against amounts owed to the Administrative Agent, any L/C Issuer or Swing Line Lender by any Lender arising outside of this Agreement and the other Loan Documents. For greater clarity, this Section 11.6 shall not limit Borrowers’ indemnity obligations hereunder or under any Loan Document.

Section 11.7 Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer, and the Borrower Representative. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which may be any Lender hereunder or any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and (i) the Borrowers shall be directed to make all payments due each Lender and L/C Issuer hereunder directly to such Lender or L/C Issuer and (ii) the Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders and L/C Issuer as their interests may appear.

Section 11.8 L/C Issuer and Swing Line Lender. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Loans made hereunder. The L/C Issuer and the Swing Line Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swing Line Lender in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 11, included the L/C Issuer and the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swing Line Lender, as applicable.

Section 11.9 Bank Product Arrangements.

(a) By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 13.12 hereof, as the case may be, any Affiliate of such Lender with whom any Loan Party or any Subsidiary has entered into a Bank Product Arrangement shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 3.1 hereof. No Bank Product Provider (in such capacity) shall have any voting rights or right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (other than its Bank Product Arrangement) or otherwise, including with respect to the release or impairment of any Collateral or any Guaranty or notice of or consent to any amendment, waiver or modification of the provisions hereof or of any other Loan Document. Only the consent of the parties to the Bank Product Arrangement shall be required for modification of such Bank Product Arrangement.

(b) In connection with any distribution of payments and collections under Section 3.1 hereof, or any request for the release of the Guaranties and the Administrative Agent’s Liens in connection with the Payment in Full, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliates with respect to a Bank Product Arrangement unless the Lender delivers written notice to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, of the amount of any such liability owed to the Lender or its Affiliate at least ten (10) Business Days (or such other period as is acceptable to the Administrative Agent in its sole discretion) prior to such distribution or payment or release of Guaranties and Liens, as applicable. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Bank Product Provider. If the provider fails to deliver the calculation within five (5) Business Days following such request, the Administrative Agent may assume the amount is zero. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations. Administrative Agent shall not be liable for any application of amounts made by it in good faith under Section 3.1, notwithstanding the fact that any such application is subsequently determined to have been made in error.

(c) Each Bank Product Provider, by delivery of a notice to Administrative Agent of the creation of a Bank Product Arrangement, agrees to be bound by Section 3.1 and this Section 11.9. Each Bank Product Provider shall indemnify the Administrative Agent (and any sub-agent thereof) and its affiliates and their respective directors, officers, employees, agents, financial advisors and consultants (each a “Bank Product Indemnitee”) against, and hold harmless each such Bank Product Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel), incurred by any such Bank Product Indemnitee or asserted against any Bank Product Indemnitee by any third party or by any Loan Party or Subsidiary arising out of, in connection with, or as a result of such Bank Product Provider’s Bank Product Arrangements.

Section 11.10 Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 11.11 Authorization to Release or Subordinate or Limit Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.10 hereof or which has otherwise been consented to in accordance with Section 13.13 hereof), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.7(b) and 8.8(d) hereof, (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, and (d) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Obligations (other than L/C Obligations that have been fully Cash Collateralized (or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made), Bank Product Obligations as to which the Administrative Agent has not received the written notice referred to in Section 11.9 and any obligations which are inchoate or contingent in nature). In connection with a Payment in Full, from and after such time as a Letter of Credit shall have been fully Cash Collateralized in accordance with this Agreement, the Lenders shall be deemed to have no participations in or obligation under Section 1.3(e) with respect to such Letter of Credit.

Section 11.12 Authorization to Enter into, and Enforcement of, the Collateral Documents. The Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and the L/C Issuer and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate, provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) or L/C Issuer, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) or L/C Issuer shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders, the L/C Issuer, and their Affiliates.

SECTION 12. THE GUARANTEES.

Section 12.1 The Guarantees. To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each of Parent’s direct and indirect Subsidiaries a party hereto (other than Borrowers and the Excluded Subsidiaries) (including any Subsidiary executing a Joinder Agreement as a Guarantor in the form attached hereto as Exhibit F or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and the L/C Issuer and their Affiliates, the due and punctual payment of all present and future Obligations (other than its Excluded Swap Obligations), when due, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against any Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against any such Borrower or any such obligor in any such proceeding). In case of failure by the Borrowers or other obligor punctually to pay any Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrowers or such obligor.

Section 12.2 Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement or any other Loan Document or any Bank Product Arrangement;

(c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or other obligor or of any other guarantor contained in any Loan Document;

(d) the existence of any claim, set-off, or other rights which any Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith;

(e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower or other obligor, any other guarantor, or any other Person or Property;

(f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower or other obligor, regardless of what obligations of any Borrower or other obligor remain unpaid;

(g) any invalidity or unenforceability relating to or against any Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any Bank Product Arrangement or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any Bank Product Arrangment; or

(h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.

Section 12.3 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Section 12 shall remain in full force and effect until Payment in Full shall have occurred. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by the Borrowers or other obligor or any Guarantor under the Loan Documents or any Bank Product Arrangement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 12.4 Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until Payment in Full shall have occurred. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the occurrence of Payment in Full, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and L/C Issuer (and their Affiliates) or be credited and applied upon the Obligations and the Bank Product Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 12.5 Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, the L/C Issuer, or any other Person against any Borrower or other obligor, another guarantor, or any other Person.

Section 12.6 Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

Section 12.7 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower or other obligor under this Agreement or any other Loan Document, or under any Bank Product Arrangements, is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any Bank Product Arrangements, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 12.8 Benefit to Guarantors. The Borrowers and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrowers has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

Section 12.9 Guarantor Covenants. Each Guarantor shall take such action as any Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as any Borrower is required by this Agreement to prohibit such Guarantor from taking.

Section 12.10 Keepwell. Each Qualified ECP hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP shall only be liable under this Section 12.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.10 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP under this Section 12.10 shall remain in full force and effect until the Payment in Full shall have occurred. Each Loan Party intends that this Section 12.10 constitute, and this Section 12.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 13. MISCELLANEOUS.

Section 13.1 Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by the Borrowers and the Guarantors under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which such Borrower or such Guarantor is domiciled, any jurisdiction from which such Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, such Borrower or such Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender, the L/C Issuer, and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender, L/C Issuer, or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent, the L/C Issuer, or any Lender pays any amount in respect of any such taxes, penalties or interest, such Borrower or such Guarantor shall reimburse the Administrative Agent, the L/C Issuer or such Lender for that payment on demand in the currency in which such payment was made. If such Borrower or such Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender, the L/C Issuer or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

(b) Withholding Tax Exemptions. (i) Each Lender or L/C Issuer that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower Representative and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender or L/C Issuer hereunder, two duly completed and signed copies of (i) either Form W-8 BEN or Form W-8BEN-E (if applicable) (relating to such Lender or L/C Issuer and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender or L/C Issuer, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8

ECI (relating to all amounts to be received by such Lender or L/C Issuer, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8 BEN or Form W-8BEN-E (if applicable), or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code). Additionally, if a payment made to Lender or L/C Issuer pursuant to the Loan Documents would be subject to United States withholding taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law and such additional documentation as reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Thereafter and from time to time, each Lender and L/C Issuer shall submit to the Borrower Representative and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower Representative in a written notice, directly or through the Administrative Agent, to such Lender or L/C Issuer and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender or L/C Issuer, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower Representative or the Administrative Agent, each Lender and L/C Issuer that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower Representative and the Administrative Agent a certificate to the effect that it is such a United States person. For purposes of determining withholding taxes imposed under FATCA, from and after the date of Amendment No. 2, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(ii) Without limiting the foregoing, in the case of a Borrower who is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), each Lender shall deliver to the Borrower Representative and to the Administrative Agent, at the times prescribed by applicable law or when reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or by the authorities of any jurisdiction and such other reasonably requested information, in each case as Lender is legally entitled to provide, as will permit the Borrower Representative or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to withholding taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of payments to be made to such Lender by the Loan Parties hereunder or under any other Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in this clause (ii), the completion, execution and submission of such documentation (other than the documentation referred to in clause (i) above) shall not be required if in the Lender’s reasonable judgment, such completion, execution and submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(c) Inability of Lender to Submit Forms. If any Lender or L/C Issuer determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower Representative or the Administrative Agent any form or certificate that such Lender or L/C Issuer is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Lender or L/C Issuer is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender or L/C Issuer shall promptly notify the Borrower Representative and Administrative Agent of such fact and the Lender or L/C Issuer shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

Section 13.2 No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 13.3 Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 13.4 Documentary Taxes. The Borrowers agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 13.5 Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 13.6 Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.12, 10.3, and 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Lenders and their Affiliates against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to Bank Product Obligations.

Section 13.7 Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

Section 13.8 Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower Representative given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to any Lender shall be addressed to its address or telecopier number set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower Representative, any Guarantor, the Administrative Agent or L/C Issuer shall be addressed to its respective address or telecopier number set forth below:

to the Borrower Representative or any Guarantor:

SPARTON CORPORATION

425 N. Martingale Rd.

Schaumburg, IL 60173

Attention: Cary Wood and ~~Mark Schlei~~Donald W. Pearson

Telephone: 847-762-5812

Telecopy: 847-762-5820

to the Administrative Agent and L/C Issuer:

BMO HARRIS BANK N.A.

111 West Monroe Street

Chicago, Illinois 60603

Attention: Carl Skoog, Senior Vice President

Telephone: 312-461-3718

Telecopy: 312-291-8571

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

Section 13.9 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 13.10 Successors and Assigns. This Agreement shall be binding upon the Borrowers and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent, the L/C Issuer, and each of the Lenders, and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrowers and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the L/C Issuer.

Section 13.11 Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.12 and Section 10.3 hereof.

Section 13.12 Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Effective Date” is specified in the Assignment and Acceptance, as of the Effective Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Credits on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.12(a)(i)(B) and, in addition:

(a) the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Credit if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(c) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(d) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Swing Loans (whether or not then outstanding).

(iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to any Loan Party. No such assignment shall be made to any Loan Party or any of Affiliates or Subsidiaries of any Loan Party.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.6 and 13.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.11 hereof.

(b) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Chicago, Illinois, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

(d) Notwithstanding anything to the contrary herein, if at any time the Swing Line Lender assigns all of its Revolving Credit Commitments and Revolving Loans pursuant to subsection (a) above, the Swing Line Lender may terminate the Swing Line. In the event of such termination of the Swing Line, the Borrowers shall be entitled to appoint another Lender to act as the successor Swing Line Lender hereunder (with such Lender’s consent); provided, however, that the failure of the Borrowers to appoint a successor shall not affect the resignation of the Swing Line Lender. If the Swing Line Lender terminates the Swing Line, it shall retain all of the rights of the Swing Line Lender provided hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 1.7 hereof.

Section 13.13 Amendments. Any provision of this Agreement or the other Loan Documents (other than Bank Product Arrangements) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrowers, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the L/C Issuer, or the Swing Line Lender are affected thereby, the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as applicable; provided that:

(i) no amendment or waiver pursuant to this Section 13.13 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder;

(ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, extend the Revolving Credit Termination Date, change the definition of Required Lenders, change the provisions of this Section 13.13, release any material guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

(iii) no amendment to Section 12 hereof shall be made without the consent of the Guarantor(s) affected thereby.

Section 13.14 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 13.15 Costs and Expenses; Indemnification. (a) The Borrowers agree to pay all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by the Administrative Agent in connection with periodic environmental audits, fixed asset appraisals, title insurance policies, collateral filing fees and lien searches; provided that in the absence of an Event of Default, the Borrowers shall not be required to pay for more than one (1) such environmental audit or fixed asset appraisal per calendar year. The Borrowers agree to pay to the Administrative Agent, the L/C Issuer and each Lender, and any other holder of any Obligations outstanding hereunder, all costs and expenses reasonably incurred or paid by the Administrative Agent, the L/C Issuer, such Lender, or any such holder, including reasonable attorneys’ fees and disbursements and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving any Borrower or any Guarantor as a debtor thereunder). The Borrowers further agree to indemnify the Administrative Agent, the L/C Issuer, each Lender, and any security trustee therefor, and their respective directors, officers, employees, agents, financial advisors, and consultants (each such Person being called an “Indemnitee”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee and all expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification as determined in a final, non-appealable judgment by a court of competent jurisdiction. The Borrowers, upon demand by the Administrative Agent, the L/C Issuer or a Lender at any time, shall reimburse the Administrative Agent, the L/C Issuer or such Lender for any legal or other expenses (including, without limitation, all reasonable fees and disbursements of counsel for any such Indemnitee) incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified as determined in a final, non-appealable judgment by a court of competent jurisdiction. To the extent permitted by applicable law, neither any Borrower nor any Guarantor shall assert, and each such Person hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.

(b) Each of the Borrowers unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Indemnitee for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by any Loan Party or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by any Loan Party or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with any Loan Party or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by any Loan Party or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the relevant Indemnitee as finally determined by a court of competent jurisdiction. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of each of the Borrowers and shall inure to the benefit of each Indemnitee and its successors and assigns.

Section 13.16 Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, the L/C Issuer, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by each Borrower and each Guarantor at any time or from time to time, without notice to any Borrower, any Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by that Lender, L/C Issuer, subsequent holder, or affiliate, to or for the credit or the account of such Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of such Borrower or such Guarantor to that Lender, L/C Issuer, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender, L/C Issuer, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

Section 13.17 Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 13.18 Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

Section 13.19 Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 13.20 Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither any Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrowers, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither any Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of the Borrowers’ Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrowers’ Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrowers’ Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 13.21 Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as any Loan Party has one or more Subsidiaries. NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS.

Section 13.22 Each Lender’s and L/C Issuer’s Obligations Several. The obligations of each of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by any Lender or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and/or L/C Issuer a partnership, association, joint venture or other entity.

Section 13.23 Submission to Jurisdiction; Waiver of Jury Trial. The Borrowers and the Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrowers and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 13.24 USA Patriot Act Notice. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act hereby notifies each of the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify, and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or L/C Issuer to identify such Borrower in accordance with the USA Patriot Act.

Section 13.25 Confidentiality. Each of the Administrative Agent, the Lenders, and the L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower Representative, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis from a source other than any Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or Commitments hereunder, or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section, “Information” means all information received from any Loan Party or any of the Subsidiaries or from any other Person on behalf of any Loan Party or any Subsidiary relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by any Loan Party or any of their respective Subsidiaries or from any other Person on behalf of any Loan Party or any of their respective Subsidiaries.

Section 13.26 Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of each Borrower and each Guarantor in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, each Borrower and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Person under Section 13.7 hereof, such Person agrees to remit such excess to the Borrower Representative.

Section 13.27 ~~Section 13.26~~ Effect of Amendment and Restatement. Upon the Restatement Closing Date, the Existing Credit Agreement (and, except as otherwise set forth in the following proviso, all obligations and rights of any party thereunder), shall be amended and restated by this Agreement; provided, however, that the obligation to repay the loans and advances arising under the Existing Credit Agreement shall continue in full force and effect but shall now be governed by the terms of this Agreement and the other Loan Documents. All Loan Documents that were executed and delivered in connection with the Existing Credit Agreement (as such Loan Documents may have been amended, restated, supplemented or otherwise modified) including, without limitation, those Loan Documents listed on Schedule 13.26, are hereby reaffirmed and shall continue in full force and effect; provided that, all references in such Loan Documents to the Existing Credit Agreement shall, without anything further, be deemed to refer to this Agreement (as may from time to time be amended, restated, supplemented or otherwise modified). Each Loan Party acknowledges and agrees that the Obligations evidenced by the Existing Credit Agreement and other Loan Documents executed in connection with the Existing Credit Agreement (as such Loan Documents may have been amended, restated, supplemented or otherwise modified) have not been satisfied but instead have become part of the Obligations governed by the terms of this Agreement and under the other Loan Documents. No action or inaction by the Administrative Agent or Lenders prior to the date of this Agreement shall be deemed to have established a course of conduct among the parties hereto. All rights, duties and obligations of the parties to this Agreement shall be solely as set forth in this Agreement and the other Loan Documents.

[SIGNATURE PAGES TO FOLLOW]

(Signature Page to Amended and Restated Credit and Guaranty Agreement)

This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

BORROWER:	SPARTON CORPORATION, an Ohio corporation

	By:	Michael Osborne Senior Vice President

SPARTRONICS, INC., a Michigan corporation

GUARANTORS:	By:	Steve Korwin Vice President

SPARTON TECHNOLOGY, INC., a New Mexico corporation

	By:	Steve Korwin Vice President

SPARTON DELEON SPRINGS, LLC, a Florida limited liability company

	By:	Steve Korwin Vice President

(Signature Page to Amended and Restated Credit and Guaranty Agreement)

SPARTON MEDICAL SYSTEMS, INC., a Michigan corporation

	By:	Steve Korwin Vice President

SPARTON MEDICAL SYSTEMS COLORADO, LLC, a Colorado limited liability company

	By:	Steve Korwin Vice President

GUARANTORS:	SPARTON BP MEDICAL DENVER, LLC, a Delaware limited liability company

	By:	Steve Korwin Vice President

SPARTON ONYX HOLDINGS, LLC, a Delaware limited liability company

	By:	Steve Korwin Vice President

(Signature Page to Amended and Restated Credit and Guaranty Agreement)

SPARTON ONYX, LLC, a South Dakota limited liability company

	By:	Steve Korwin Vice President

RESONANT POWER TECHNOLOGY, INC., a Wisconsin corporation

	By:	Steve Korwin Vice President

SPARTON AUBREY GROUP, INC., a California corporation

	By:	Steve Korwin Vice President

GUARANTORS:	SPARTON BROOKSVILLE, LLC, a Delaware limited liability company

	By:	Steve Korwin Vice President

(Signature Page to Amended and Restated Credit and Guaranty Agreement)

SPARTON AYDIN, LLC, a Delaware limited liability company

By:	Steve Korwin Vice President

SPARTON BECKWOOD, LLC, a Delaware limited liability company

By:	Steve Korwin Vice President

BECKWOOD SERVICES, INC., a New Hampshire corporation

By:	Steve Korwin Vice President

SPARTON eMT, LLC, a Delaware limited liability company

By:	Steve Korwin Vice President

(Signature Page to Amended and Restated Credit and Guaranty Agreement)

GUARANTORS:	SPARTON IRVINE, LLC, a California limited liability company

	By:	Steve Korwin Vice President

SPARTON IED, LLC, a Delaware limited liability company

	By:	Michael Osborne President

SPARTON IED, LLC, a Delaware limited liability company

	By:	Michael Osborne President

SPARTON DESIGN SERVICES, LLC, a Delaware limited liability company

	By:	Michael Osborne President

(Signature Page to Amended and Restated Credit and Guaranty Agreement)

REAL TIME ENTERPRISES, INC., a New York corporation

	By:	Michael Osborne Vice President

ADMINISTRATIVE AGENT AND L/C ISSUER:	BMO HARRIS BANK, N.A., as Administrative Agent and as L/C Issuer

	By:	Carl Skoog Senior Vice President

LENDER:	BMO HARRIS BANK N.A.

	By:	Carl Skoog Senior Vice President

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	Adam Gelfeld Senior Vice President

LENDER:	BANK OF AMERICA, N.A.

	By:	Brian Haldane Vice President

(Signature Page to Amended and Restated Credit and Guaranty Agreement)

LENDER:	SUNTRUST BANK

	By:	Carle Felton Director

LENDER:	FIFTH THIRD BANK, an Ohio Banking Corporation

	By:	Jeffrey N. Bobis Vice President

LENDER:	ASSOCIATED BANK, N.A.

	By:	J. Eric Bergren Senior Vice President

LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	Brian P. Fox Vice President

LENDER:	WINTRUST BANK

	By:	Bailey Moore Assistant Vice President

EXHIBIT A

NOTICE OF PAYMENT REQUEST

[Date]

[Name of Lender]

[Address]

Attention:

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of September 11, 2014, among SPARTON CORPORATION, the other Loan Parties, the Lenders party thereto, and BMO HARRIS BANK N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrowers have failed to pay its Reimbursement Obligation in the amount of $            . Your Revolver Percentage of the unpaid Reimbursement Obligation is $            ] or [             has been required to return a payment by the Borrowers of a Reimbursement Obligation in the amount of $            . Your Revolver Percentage of the returned Reimbursement Obligation is $            .]

Very truly yours, BMO HARRIS BANK, N.A., as L/C Issuer
By
Name
Title

Exhibit A - 1

EXHIBIT B

NOTICE OF BORROWING

Date:                     ,

To:	BMO HARRIS BANK N.A., as Administrative Agent for the Lenders parties to the Amended and Restated Credit and Guaranty Agreement dated as of September 11, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among SPARTON CORPORATION, the other Loan Parties, certain Lenders which are signatories thereto, and BMO HARRIS BANK N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, SPARTON CORPORATION (the “Borrower Representative”), as Borrower Representative on behalf of the Borrowers, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is , .

2.	The aggregate amount of the proposed Borrowing is $ .

3.	The Borrowing is being advanced under the Revolving Credit.

4.	The Borrowing is to be comprised of $ of [Base Rate] [~~Eurodollar~~Eurocurrency] Loans in [U.S. Dollars] [specify Alternative Currency].

[5.	The duration of the Interest Period for the ~~Eurodollar~~Eurocurrency Loans included in the Borrowing shall be months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

Exhibit B - 1

(b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

“BORROWER REPRESENTATIVE”	SPARTON CORPORATION

By
Name
Title

Exhibit B - 2

EXHIBIT C

NOTICE OF CONTINUATION/CONVERSION

Date:                     ,

To:	BMO HARRIS BANK N.A., as Administrative Agent for the Lenders parties to the Amended and Restated Credit and Guaranty Agreement dated as of September 11, 2014 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among SPARTON CORPORATION, the other Loan Parties, certain Lenders which are signatories thereto, and BMO HARRIS BANK N.A., as Administrative Agent

Ladies and Gentlemen:

The undersigned, SPARTON CORPORATION (the “Borrower Representative”), as Borrower Representative on behalf of the Borrowers, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.	The conversion/continuation Date is , .

2.	The aggregate amount of the Revolving Loans to be [converted] [continued] is $ .

3.	The Loans are to be [converted into] [continued as] [~~Eurodollar~~Eurocurrency] [Base Rate] Loans.

4.	[If applicable:] The duration of the Interest Period for the Revolving Loans included in the [conversion] [continuation] shall be months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding ~~Eurodollar~~Eurocurrency Loan to a Base Rate Loan; and

Exhibit C - 1

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

“BORROWER REPRESENTATIVE”	SPARTON CORPORATION

By
Name
Title

Exhibit C - 2

EXHIBIT D-1

REVOLVING NOTE

U.S. $	,

FOR VALUE RECEIVED, SPARTON CORPORATION, an Ohio corporation, and each of the other undersigned (collectively the “Borrowers” and each a “Borrower”), hereby promises to pay, jointly and severally, to              (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement (as defined below), at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrowers), in immediately available funds, the principal sum of              Dollars ($            ) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Amended and Restated Credit and Guaranty Agreement dated as of September 11, 2014, among the Borrowers, the Guarantors party thereto, the Lenders and L/C Issuer parties thereto, and BMO HARRIS BANK N.A., as Administrative Agent (as extended, renewed, amended, restated or otherwise modified from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Each of the Borrowers hereby waives demand, presentment, protest or notice of any kind hereunder.

“BORROWERS”

By
Name
Title

Exhibit D - 1 - 1

EXHIBIT D-2

SWING NOTE

U.S. $	,

FOR VALUE RECEIVED, SPARTON CORPORATION, an Ohio corporation, and each of the other undersigned Borrowers (collectively the “Borrowers” and each a “Borrower”), hereby promises to pay, jointly and severally, to              (the “Lender”) or its registered assigns on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement (as defined below), at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrowers), in immediately available funds, the principal sum of              Dollars ($            ) or, if less, the aggregate unpaid principal amount of all Swing Loans made by the Lender to the Borrowers pursuant to the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is the Swing Note referred to in the Amended and Restated Credit and Guaranty Agreement dated as of September 11, 2014, among the Borrowers, the Guarantors party thereto, the Lenders and L/C Issuer parties thereto, and BMO HARRIS BANK N.A., as Administrative Agent (as extended, renewed, amended, restated or otherwise modified from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

Each of the Borrowers hereby waives demand, presentment, protest or notice of any kind hereunder.

“BORROWERS”

By
Name
Title

Exhibit D - 2 - 1

EXHIBIT E

SPARTON CORPORATION

AND THE OTHER LOAN PARTIES

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative Agent

under, and the Lenders and L/C Issuer

parties to, the Credit Agreement

described below

This Compliance Certificate is furnished to the Administrative Agent, the L/C Issuer, and the Lenders pursuant to that certain Amended and Restated Credit and Guaranty Agreement dated as of September 11, 2014, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                      of SPARTON CORPORATION;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Loan Parties and their respective Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5. The Schedule I hereto sets forth financial data and computations evidencing the Loan Parties’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Exhibit E - 1

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Loan Party has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this              day of              20            .

[INSERT NAME OF BORROWERS]

By
Name Title

Exhibit E - 2

SCHEDULE I

TO COMPLIANCE CERTIFICATE

SPARTON CORPORATION AND THE OTHER LOAN PARTIES

COMPLIANCE CALCULATIONS

FOR AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT DATED AS OF ~~SEPTEMBER~~

SEPTEMBER 11, 2014

CALCULATIONS AS OF             ,

A.	Total Funded Debt/EBITDA Ratio (Section 8.23(a))

	1. Total Funded Debt	$

2. Net Income for past 4 quarters

3. Interest Expense for past 4 quarters

4. Income taxes for past 4 quarters

5. Depreciation and Amortization Expense for past 4 quarters

6.      Non-recurring fees, costs, expenses ~~re the closing of~~related to this Agreement ~~and the~~or other Loan Documents ~~on the Restatement Closing Date~~ for past 4 quarters ~~not to exceed $500,000 in the aggregate~~

7.      Non-recurring fees, costs, expenses re Permitted Acquisitions for past 4 quarters not to exceed ~~$750,000 for any one~~the greater of $500,000 or 2.5% of the Total Consideration for such Permitted ~~Acquisition or $1,500,000 during any fiscal year~~Acquisitions

8. Non-cash compensation expense, or other non-cash expenses or charges for the past 4 quarters arising from the granting of stock options, stock appreciation rights or similar equity arrangements

9.      Non-cash expenses or losses and other non-cash charges incurred for the past 4 quarters (excluding any non-cash charges representing an accrual of, or reserve for, cash charges to be paid within the next twelve months)

10.    Cash losses from restructuring charges, discontinued operations, and sales of assets (other than inventory sold in the ordinary course of business) during the past 4 quarters in an aggregate amount not to exceed 15% of the LTM EBITDA (calculated without giving effect to the EBITDA Limited Addbacks)

Schedule I - 1

11. Extraordinary losses for the past 4 quarters

12.    The amount of the “run rate” cost savings, operating expense reductions and synergies projected by the Borrower Representative in good faith to be realized in connection with (i) any restructuring of Parent or any of its Subsidiaries not in the ordinary course of business, or (ii) any Permitted Acquisition or Disposition of a product line or facility used for operations of the Parent or any of its Subsidiaries, in each case, that are projected by the Borrower Representative in good faith to result from actions either taken or planned to be taken no later than 12 months after the consummation of such transaction (which cost savings, operating expense reductions and synergies projected to result from any such action shall be added to EBITDA for any measurement period ending not more than 12 months after such action is taken as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant measurement period), net of the amount of actual benefits realized from such actions, in each case, subject to all the limitations set forth in paragraph (b) of the definition of EBITDA including, without limitation, that the aggregate amount of cost savings, operating expense reductions or synergies added pursuant to paragraph (b) of the definition of EBITDA, shall not exceed 5% of LTM EBITDA (calculated without giving effect to the EBITDA Limited Addbacks)

13. ~~8.~~ EBITDA for the Acquired Business to be included in EBITDA for the applicable period pursuant to the definition of Pro Forma Basis

14. ~~9. Proforma~~Pro forma adjustments to EBITDA of the Acquired Business ~~EBITDA~~permitted pursuant to the definition of Pro Forma Basis

15. Sum of Lines A2 through A14

16. Extraordinary gains for the past 4 quarters

17. Gains or income from discontinued operations for the past 4 quarters

18. Gains from the sale of assets (other than inventory sold in the ordinary course of business) for the past 4 quarters

19. Non-cash gains or non-cash items of income for the past 4 quarters

20. Sum of Lines A17 through A19

Schedule I - 2

21. ~~10. Sum of Lines A2, A3, A4, A5, A6, A7, A8 and A9~~Line A15 less Line A20 (“EBITDA”)

22. ~~11.~~ Ratio of Line A1 to A~~10~~21	:1.0

23. ~~12.~~ Line A11 ratio must not exceed	:1.0

24. ~~13.~~ The Loan Parties are in compliance (circle yes or no)	yes/no

B. Fixed Charge Coverage Ratio (Section 8.23(b))

1. EBITDA from Line A~~8~~21 above	$

2. Capital Expenditures for past 4 quarters	$

3. Difference of Line B1 minus B2	$

4. Principal payments for past 4 quarters	$

5. Cash Interest Expense for past 4 quarters	$

6. Cash income taxes for past 4 quarters	$

7. Restricted Payments for past 4 quarters	$

8. Sum of Lines B4, B5, B6 and B7	$

9. Ratio of Line B3 to Line B8	:1.0

10. Line B9 ratio must not be less than	1.50:1.0

11. The Loan Parties are in compliance (circle yes or no)	yes/no

Schedule I - 3

EXHIBIT F

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             ,             , 20        , is entered into between             , a              (the “New Subsidiary”) and BMO HARRIS BANK, N.A., as Administrative Agent under that certain Amended and Restated Credit and Guaranty Agreement, dated as of September 11, 2014 among SPARTON CORPORATION, an Ohio corporation, the other Loan Parties, the Lenders party thereto and the Administrative Agent (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of Administrative Agent and the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a [if required by Administrative Agent: Borrower and] Loan Party for all purposes of the Credit Agreement and shall have all of the obligations of a [Borrower and] Loan Party thereunder as if it had been an original signatory to the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Section 6 of the Credit Agreement, (b) all of the covenants set forth in Section 8 of the Credit Agreement and (c) all of the guaranty and other obligations set forth in Section 12 of the Credit Agreement. In furtherance of, and without limiting the foregoing, the New Subsidiary, subject to the limitations set forth in Section 12.6 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Administrative Agent and the Lenders, as provided in Section 12 of the Credit Agreement, the prompt payment and performance of the Obligations (collectively, the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The schedules to the Credit Agreement are hereby supplemented with respect to New Subsidiaries with the supplements to schedules attached hereto as Annex I.

2. The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering the Joinder to the Security Agreement and joinder to such other Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

Exhibit F - 1

3. The address of the New Subsidiary for purposes of Section 13.8 of the Credit Agreement shall be the address of the Borrower Representative as set forth in such Section.

4. The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Signature by telecopy or other electronic transmission shall bind the parties hereto.

6. This Agreement and the other Loan Documents (other than those containing an express choice-of-law provision), and the rights and duties of the parties hereto, shall be governed and construed in accordance with the internal laws (including, without limitation, 735 ILCS Section 105/5-1 et seq., but otherwise without regard to the conflict of laws provisions) of the State of Illinois.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By: Name: Title:

Acknowledged and accepted:

BMO HARRIS BANK, N.A., as Administrative Agent

By: Name: Title:

Exhibit F - 2

EXHIBIT G

ASSIGNMENT AND ACCEPTANCE

Dated                     ,

Reference is made to the Amended and Restated Credit and Guaranty Agreement dated as ~~of~~ September 11, 2014 (as extended, renewed, amended, restated or otherwise modified from time to time, the “Credit Agreement”) among SPARTON CORPORATION, the other Loan Parties, the Lenders and L/C Issuer parties thereto, and BMO HARRIS BANK N.A., as Administrative Agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

                                      (the “Assignor”) and                              (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the amount and specified percentage interest shown on Annex I hereto of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, the Assignor’s Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor’s Revolver Percentage of any outstanding L/C Obligations.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or any Subsidiary or the performance or observance by any Loan Party or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.5(a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit

Exhibit G - 1

Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth on its Administrative Questionnaire.

4. As consideration for the assignment and sale contemplated in Annex I hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds the amount agreed upon between them. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the Effective Date are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

5. The effective date for this Assignment and Acceptance shall be              (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the Borrower Representative.

6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

[ASSIGNOR LENDER]

By
Name Title

Exhibit G - 2

[ASSIGNEE LENDER]

By
Name Title
Accepted and consented this day of

SPARTON CORPORATION

By
Name Title

Accepted and consented to by the Administrative Agent and L/C Issuer this day of

BMO HARRIS BANK N.A., as Administrative Agent and L/C Issuer

By
Name Title

Exhibit G - 3

ANNEX I

TO ASSIGNMENT AND ACCEPTANCE

The assignee hereby purchases and assumes from the assignor the following interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the effective date.

FACILITY ASSIGNED	AGGREGATE COMMITMENT/ LOANS FOR ALL LENDERS	AMOUNT OF COMMITMENT/ LOANS ASSIGNED	PERCENTAGE ASSIGNED OF COMMITMENT/ LOANS
Revolving Credit	$	$		%

Annex I - 1

SCHEDULE I

COMMITMENTS

NAME OF LENDER	REVOLVING CREDIT COMMITMENT
BMO Harris, N.A.	$	~~42,000,000~~58,375,000
U.S. Bank National Association	$	~~30,000,000~~41,875,000
Bank of America, N.A.	$	~~30,000,000~~41,875,000
SunTrust Bank	$	~~30,000,000~~41,875,000
Fifth Third Bank	$	~~20,000,000~~27,500,000
Associated Bank, N.A.	$	~~20,000,000~~25,000,000
Keybank National Association	$	~~18,000,000~~24,750,000
Wintrust Bank	$	~~10,000,000~~13,750,000
Total	$	~~200,000,000~~275,000,000

SCHEDULE II

LIST OF AUTHORIZED REPRESENTATIVES

NAME	TITLE

Michael Osborne	Senior Vice President

Steve Korwin	Senior Vice President

~~Mark Schlei~~Donald W. Pearson	CFO, Secretary and Senior Vice President

Martin Reilly	Assistant Secretary